UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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☐	Soliciting Material Pursuant to §240.14a-12

IMPAX LABORATORIES, INC.
 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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30831 Huntwood Avenue
Hayward, California 94544

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Impax Laboratories, Inc. to be held on Tuesday, May 14, 2013 at 9:00 a.m., Pacific Daylight Time, at the Marriott Hotel located at 1770 South Amphlett Blvd., San Mateo, California 94402.

Details regarding the business to be conducted at the annual meeting are described in the accompanying notice of the annual meeting and proxy statement. We have also provided a copy of our 2012 Annual Report, which includes our audited financial statements and provides information about our business and products. We encourage you to read these materials carefully.

Your vote is important. Whether you plan to attend the annual meeting in person or not, we hope you will vote as soon as possible. You may vote by proxy electronically through the Internet or by telephone, as described in the accompanying materials, or by completing and signing the enclosed proxy card and returning it in the self-addressed envelope provided for your convenience. Please review the instructions on each of your voting options described in the proxy statement.

On behalf of our board of directors, I would like to express our appreciation for your continued support. We look forward to seeing you at the annual meeting.

Sincerely,

Robert L. Burr
Chairman of the Board of Directors

April 15, 2013

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IMPAX LABORATORIES, INC.
30831 Huntwood Avenue
Hayward, California 94544

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 14, 2013:
the Proxy Statement and the Annual Report to Stockholders
are available at www.voteproxy.com
To Our Stockholders:

The 2013 Annual Meeting of Stockholders of Impax Laboratories, Inc. will be held on Tuesday, May 14, 2013, at 9:00 a.m., Pacific Daylight Time, at the Marriott Hotel located at 1770 South Amphlett Blvd., San Mateo, California 94402, for the following purposes:

(i)	to elect seven directors, as described in the accompanying proxy statement;

(ii)
to approve the Second Amendment and Restatement of our 2002 Equity Incentive Plan to, among other items, increase the aggregate number of shares of our common stock that may be issued under such plan by 3.15 million shares;

(iii)	to hold an advisory vote to approve named executive officer compensation (“say-on-pay”);

(iv)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(v)	to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

You may obtain directions to the Marriott Hotel by contacting it directly at (650) 653-6000 or accessing the hotel’s Web site at http://www.marriott.com/hotels/maps/directions/sfosa-san-mateo-marriott-san-francisco-airport.

Only stockholders of record at the close of business on April 5, 2013 are entitled to notice of, and to vote at, the annual meeting and at any postponements or adjournments thereof. A list of such stockholders will be available for inspection by our stockholders at the annual meeting, as well as at our principal executive offices located at 30831 Huntwood Avenue, Hayward, California 94544 during ordinary business hours for the ten-day period prior to the annual meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES PROMPTLY TO ENSURE THEY ARE REPRESENTED AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET AS DESCRIBED IN THE FOLLOWING MATERIALS OR BY COMPLETING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  Voting by telephone, Internet or mail will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting, but your shares are held in street name by a broker, trust, bank or other nominee, you will need to obtain proof of ownership as of April 5, 2013 and a proxy to vote the shares from such broker, trust, bank or other nominee.

By Order of the Board of Directors,

Mark A. Schlossberg
Senior Vice President, General Counsel and Corporate Secretary
Hayward, California
April 15, 2013

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IMPAX LABORATORIES, INC.
30831 Huntwood Avenue
Hayward, California 94544
(510) 240-6000

PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

This proxy statement is furnished to you as a holder of our common stock, par value $0.01 per share, in connection with the solicitation of proxies by our board of directors for use at the 2013 Annual Meeting of Stockholders or at any postponement or adjournment thereof. References in this proxy statement to “Impax,” “the Company,” “we,” “us,” and “our” mean Impax Laboratories, Inc. and its subsidiaries unless the context indicates otherwise.

The notice of the annual meeting, this proxy statement, the enclosed proxy card and the annual report to stockholders, collectively referred to as the “proxy materials,” will be first sent or given to our stockholders on or about April 15, 2013.

When and where will the annual meeting be held?

The annual meeting will be held on Tuesday, May 14, 2013, at 9:00, a.m., Pacific Daylight Time, at the Marriott Hotel located at 1770 South Amphlett Blvd., San Mateo, California 94402.

What proposals will be voted on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon:

(i)	the election of seven directors, as described in this proxy statement;

(ii)
the approval of the Second Amendment and Restatement of our 2002 Equity Incentive Plan to, among other items, increase the aggregate number of shares of our common stock that may be issued under such plan by 3.15 million shares;

(iii)	an advisory vote to approve named executive officer compensation, referred to as “say-on-pay;”

(iv)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(v)	such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board is not aware of any other matters that will come before the annual meeting or any postponement or adjournment of the annual meeting.

How does the board of directors recommend that I vote?

The board unanimously recommends that stockholders vote:

(i)	“FOR” the election of the seven nominees for director named in the section entitled “Proposal One – Election of Directors” of this proxy statement;

(ii)
“FOR” the approval of the Second Amendment and Restatement of our 2002 Equity Incentive Plan to, among other items, increase the aggregate number of shares of our common stock that may be issued under such plan by 3.15 million shares;

(iii)	“FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement; and

(iv)	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What is a proxy?

A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the enclosed proxy card or by voting by Internet or telephone, you are giving the persons who our board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone. The board has designated Michael Nestor, President of Impax Pharmaceuticals, our branded products division, and Dr. Carole Ben-Maimon, President of Global Pharmaceuticals, our generic products division, to serve as proxies for the annual meeting.  If any other matters properly come before the meeting or any postponement or adjournment of the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

Whether or not you are able to attend the annual meeting, you are urged to complete and return your proxy, which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted in the manner recommended by our board on all matters presented in this proxy statement.

In addition, the proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters to be presented at the annual meeting of which we did not have notice on or prior to March 5, 2013; (ii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iii) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act;” and (iv) matters incident to the conduct of the annual meeting.

Who is entitled to vote at the annual meeting?

Our board set the close of business on April 5, 2013 as the “record date” for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. On April 5, 2013, there were 68,497,043 shares of common stock issued and outstanding.

How do I vote my shares?

Stockholders of Record

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust, LLC, you are considered, with respect to those shares, the stockholder of record. Stockholders of record may vote in person at the annual meeting or by proxy using the enclosed proxy card, by telephone or electronically through the Internet.

The deadline for stockholders of record to vote by telephone or electronically through the Internet is 11:59 p.m., Eastern Time, on May 13, 2013. Set forth below is a summary of the three voting methods which stockholders of record may utilize to submit their votes by proxy:

Vote by Telephone —1-800-PROXIES or 1-800-776-9437. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card (which contains your control number) in hand when you call, and follow the instructions provided.

Vote Electronically through the Internet —www.voteproxy.com. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card (which contains your control number) in hand when you access the Web site. Follow the instructions to obtain your records and to create an electronic voting instruction form. The Internet voting procedures comply with Delaware law.

Vote by Mail — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided you.

Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.

If you vote by telephone or electronically through the Internet, you do not need to return your proxy card.

Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility. Please note, the telephone and Internet voting procedures available to you are valid forms of granting proxies under the General Corporation Law of the State of Delaware.

Beneficial Owners of Shares Held in Street Name

If your shares of common stock are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you should have received these proxy materials from that organization rather than us. The organization holding your shares is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. You may vote in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the annual meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote your uninstructed shares on “routine” matters but cannot vote on “non-routine” matters. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal Four) is considered routine under applicable rules. The organization that holds your shares may generally vote without your instruction on Proposal Four. The election of directors (Proposal One), the approval of the Second Amendment and Restatement of our 2002 Equity Incentive Plan to, among other items, increase the aggregate number of shares of our common stock that may be issued under such plan by 3.15 million shares (Proposal Two) and the advisory vote to approve named executive officer compensation (Proposal Three) are matters considered non-routine under applicable rules. If the organization that holds your shares does not receive instructions from you on how to vote your shares on Proposal One, Proposal Two or Proposal Three, the organization that holds your shares will not be able to vote your shares on such matter. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. However, “broker non-votes” will be considered present at the annual meeting and will be counted towards determining whether or not a quorum is present. Please instruct your bank or broker so your vote can be counted.

What vote is required to approve each proposal?

Each share of common stock that is outstanding as of the record date is entitled to one vote on each matter to be presented at the annual meeting. For Proposal One, directors are elected by a plurality of the votes of the shares of common stock that are present in person or represented by proxy at the annual meeting and are entitled to vote on the election of directors. Therefore, the seven nominees for director receiving the most “FOR” votes will be elected to serve on the board. Under Delaware law, an abstention or a broker non-vote will have no legal effect on the election of directors.

The approval of Proposal Two, Proposal Three and Proposal Four and the approval of any other business as may properly come before the annual meeting, or any postponement or adjournment thereof, will require the affirmative vote of the majority of the shares of common stock that are present in person or represented by proxy at the annual meeting and are entitled to vote at the annual meeting. Under Delaware law, an abstention will be considered present and entitled to vote at the annual meeting and therefore will have the same legal effect as an “against” vote on Proposal Two, Proposal Three and Proposal Four. A broker non-vote will not be counted as shares entitled to vote and accordingly will not affect the outcome of Proposal Two or Proposal Three.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid annual meeting. In order for a quorum to be present at the annual meeting, a majority of the issued and outstanding shares of common stock at the close of business on the record date must be present in person or represented by proxy at the annual meeting. All such shares that are present in person or represented by proxy at the annual meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

Can I revoke my proxy?

Yes, you may revoke your proxy at any time before it is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy by submitting a later-dated proxy electronically through the Internet or by telephone, or another signed proxy with a later date to Mark A. Schlossberg, our Senior Vice President, General Counsel and Corporate Secretary, or by attending the annual meeting and voting in person.

Attendance at the annual meeting will not in itself constitute a revocation of your proxy.

Before the taking of the vote at the annual meeting, any written notice of revocation should be sent to Impax Laboratories, Inc., 30831 Huntwood Avenue, Hayward, California 94544, attention: Mark A. Schlossberg, or hand delivered to Mr. Schlossberg at the annual meeting.

If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the organization holding your shares or contact such organization regarding how to change your vote. If you want to vote at the annual meeting, you will need to obtain proof of ownership as of the record date and a proxy to vote the shares from the organization holding your shares.

Where can I find the voting results of the annual meeting?

The voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the Securities and Exchange Commission, referred to as the “SEC,” within four business days following the annual meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K with the SEC within four business days of the day the final results are available.

Who will bear the cost of the solicitation of proxies?

We will bear the cost of the solicitation of proxies and will reimburse the reasonable expenses of brokerage firms, banks, broker-dealers or other similar organizations incurred in forwarding material to beneficial owners of common stock.

Who will solicit proxies on behalf of the board of directors?

In addition to mailing the proxy materials, proxies for use at the annual meeting may be solicited by our directors, officers and employees, none of whom will receive additional compensation for such solicitation activities, in person or by telephone.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our amended and restated bylaws provide that the number of directors on the board will consist of not less than one or more than seven, with the exact number to be fixed by the board.

At the annual meeting, the stockholders will elect seven directors, each to serve for a term of one year and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. The board has nominated the following individuals for election as director at the annual meeting: Leslie Z. Benet, Ph.D.; Robert L. Burr; Allen Chao, Ph.D.; Nigel Ten Fleming, Ph.D.; Larry Hsu, Ph.D.; Michael Markbreiter; and Peter R. Terreri. Each nomination for director was based upon the recommendation of our nominating committee. All nominees have consented to be named and have indicated their intent to serve if elected. The board has no reason to believe that any of the nominees will decline or will be unable to serve as a director.

Unless directed otherwise, the persons named in the enclosed proxy intend to vote all proxies received by them “FOR” (i) the election as directors of the seven nominees listed above, or (ii) if any of these nominees becomes unavailable for election, for a substitute nominee designated by the board in accordance with their best judgment as they deem advisable.

The following table sets forth information, as of the record date, concerning our current directors who are nominees for election to the board:

Name	Age	Director Since	Positions Held	Committee Memberships
Leslie Z. Benet, Ph.D.	75	2001	Director	Compensation Committee and Nominating Committee
Robert L. Burr	62	2001	Chairman and Director	Audit Committee, Compensation Committee(1) and Nominating Committee
Allen Chao, Ph.D.	67	2010	Director	Audit Committee
Nigel Ten Fleming, Ph.D.	59	1999	Director	Compensation Committee and Nominating Committee(1)
Larry Hsu, Ph.D.	64	1999	President, Chief Executive Officer and Director	—
Michael Markbreiter	51	1997	Director	Audit Committee
Peter R. Terreri	55	2003	Director	Audit Committee(1)

(1)	Chairman of the committee.

Our employment agreement with Dr. Hsu, which was effective as of January 1, 2010, provides that during the term of his employment, the board will nominate and recommend to stockholders his election as our director.

Other than the employment agreement with Dr. Hsu described above, none of our directors, nominees for director or executive officers is a party to any arrangement or understanding with any other person with respect to nominations of directors. In addition, there is no family relationship between any of our directors, nominees for director or executive officers.

Set forth below is the business experience of, and any other public company or registered investment company directorships held by, the current members of the board and nominees for director for at least the past five years, as well as a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as our directors.

Current Directors and Nominees for Director

Leslie Z. Benet, Ph.D. has been a Professor since 1969 of, and has also served as Chairman of, the Department of Bioengineering and Therapeutic Sciences (1978-1998), University of California, San Francisco (UCSF). Dr. Benet has been a founder of four biopharmaceutical start-up companies, for one of which he presently serves as chair of the Scientific Advisory Board (Hurel Corp). He received his A.B. (English), B.S. (Pharmacy), and M.S. from the University of Michigan, and his Ph.D. from the University of California. Dr. Benet has received eight honorary doctorates: Uppsala University, Sweden (Pharm.D., 1987); Leiden University, The Netherlands (Ph.D., 1995); University of Illinois at Chicago (D.Sc., 1997); Philadelphia College of Pharmacy and Science (D.Sc., 1997); Long Island University (D.Sc., 1999); University of Athens, Greece (Ph.D., 2005); Catholic University of Leuven, Belgium (Ph.D., 2010) and University of Michigan (D.Sc., 2011). In 1985, Dr. Benet served as President of the APhA Academy of Pharmaceutical Sciences. During 1986, Dr. Benet was a founder and first President of the American Association of Pharmaceutical Scientists. In 1987, Dr. Benet was elected to membership in the Institute of Medicine (IOM) of the National Academy of Sciences. Dr. Benet formerly served as Chair of the FDA Expert Panel on Individual Bioequivalence and the FDA Center for Biologics Peer Review Committee, and as a member of the FDA Science Board and the Generic Drugs Advisory Committee.  From 2005 through 2012, Dr. Benet served as a member of the IOM Forum on Drug Discovery, Development and Translation. Dr. Benet brings to the board deep knowledge and understanding of the biopharmaceutical industry, as well as policies and practices of the U.S. Food and Drug Administration, and provides the board with a unique perspective in the development of our corporate strategy based on his more than 40 years of experience in the science underlying our business.

Robert L. Burr has been a self-employed investment manager since May 2008. Mr. Burr was employed by J.P. Morgan Chase & Co. and associated entities from 1995 to May 2008, at which time he resigned his position as Managing Partner of the Fleming US Discovery III Funds. From October 2001 to October 2005, Mr. Burr was also a Partner at Windcrest Discovery Investments LLC, an investment management firm. Mr. Burr previously served as a director of Hudson Technologies, Inc., a publicly traded refrigerant services company, from 1999 to 2007. From 1992 to 1995, Mr. Burr was head of Private Equity at the investment banking firm Kidder, Peabody & Co., Inc. Prior to that time, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P. and was a corporate lending officer with Citibank, N.A. Mr. Burr received an MBA from Columbia University and a BA from Stanford University. Mr. Burr’s financial acumen and his extensive knowledge of capital markets represent a valuable resource to the board in the assessment of our capital and liquidity needs. In addition, Mr. Burr’s venture capital and private equity investment experience gives him the leadership and consensus-building skills to guide the board on a variety of matters, including compensation, corporate governance and risk assessment.

Allen Chao, Ph.D. has been Chairman of Newport Healthcare Advisors, LLC, a healthcare investment management and consulting company, since January 2008. Dr. Chao was a co-founder of Watson Pharmaceuticals, Inc., a specialty pharmaceutical company, serving as a director from 1985 to May 2008, Chairman of the board of directors from May 1996 to May 2008, and Chief Executive Officer from 1985 to September 2007. While at Watson, Dr. Chao oversaw the company’s growth, through internal R&D, licensing and acquisitions of pharmaceutical products and technologies, as well as mergers and acquisition activities. Dr. Chao received a Ph.D. in industrial and physical pharmacy from Purdue University in 1973. In May of 2000, he received the degree of Doctor of Science from Purdue. Dr. Chao’s experience brings to the board a profound understanding of financial investment, business development, strategic planning and operational management in our industry and can provide invaluable practical guidance, insight and perspective with respect to our operations, strategy, and corporate governance.

Nigel Ten Fleming, Ph.D.  has served as the Executive Chairman of A-Cube, Inc., a monoclonal antibody and DNA vaccine therapeutics company, since November 2011 and previously served as its Chief Executive Officer and director from November 2009 to November 2011.  Dr. Fleming also currently serves as Chairman of G2B Pharma Inc., a company which he founded in 2008, and as Chairman of Minoryx Therapeutics SL, a biotechnology company based in Barcelona, Spain focused on the development of new treatments for rare diseases. Dr. Fleming also currently serves as co-founder and chief executive officer of ADVentura Capital SL, a biopharmaceutical financing portal located in Barcelona, Spain and as a strategic advisor to Vivia Biotech SL, a personalized medicine company located in Madrid, Spain and to Mosaic Biomedicals, a cancer therapy company located in Barcelona, Spain.  He previously founded Athena Diagnostics, a neurological diagnostics reference laboratory, serving in various capacities, including as Chairman, CEO and Vice President of Business Development prior to the company’s 1995 sale to Athena Neurosciences/Elan Pharmaceuticals and subsequent 2011 sale to Quest Diagnostics, Inc. Dr. Fleming also served on the board of directors of Exemplar Corporation, a subsidiary of publicly traded Transgenic Sciences Inc., from 1992 to 1994 and on the board of directors of Genmedica Therapeutics, a diabetes company based in Barcelona, Spain, from 2005 to 2012.  Dr. Fleming also consulted for, and served in various leadership roles at a number of early-stage biotechnology companies, including with Gamera Biosciences from 1995 to 1997, Nephros from 1993 to 1995, TheraMed Partners from 1997 to 1998 and Plant Cell Technologies from 1996 to 1998. Dr. Fleming obtained his Ph.D. in Clinical Biochemistry from the University of Cambridge in England, completed a post-doctorate at Boston University School of Medicine from 1983 to 1984 and was a lecturer, tutor and researcher at Harvard Medical School from 1984 to 1989. Dr. Fleming’s experience at life sciences companies as well as his extensive knowledge of biochemistry provides the board with the depth of understanding of our company’s business as well as valuable financial, operational and strategic expertise. In addition, Dr. Fleming also brings to the board a perspective on corporate governance and compensation matters.

Larry Hsu, Ph.D.  has been our President and Chief Executive Officer since October 2006. Prior to holding these positions, Dr. Hsu served as our President and Chief Operating Officer beginning in 1999. Dr. Hsu co-founded Impax Pharmaceuticals, Inc. in 1994 and served as its President, Chief Operating Officer and a member of the board from its inception until its merger with us in in 1999. From 1980 to 1995, Dr. Hsu worked at Abbott Laboratories, where, during his last four years, he served as Director of Product Development. Dr. Hsu obtained his Ph.D. in pharmaceutics from the University of Michigan. Dr. Hsu’s experience as our co-founder, President and Chief Executive Officer, and previously our President and Chief Operating Officer, provides the board with unique insights into our operations, challenges and opportunities. In addition, his more than 30 years’ experience in the pharmaceutical industry and knowledge in the underlying science brings special expertise to the board in developing our business strategies.

Michael Markbreiter, a private investor, was a portfolio manager for Morgan Stanley from October 2004 to May 2005 and Sofaer Capital, a global hedge fund, from December 2000 to September 2001. From August 1995 to December 1998, Mr. Markbreiter served as head of international equities and head of private equity for Kingdon Capital Management Corp., a New York hedge fund. In April 1994, he co-founded Ram Investment Corp., a venture capital company. From 1989 to 1993, Mr. Markbreiter was an equity analyst at Alliance Capital Management Corp. From 1983 to 1989, Mr. Markbreiter was an Executive Editor for Arts of Asia magazine. Mr. Markbreiter graduated from Cambridge University with a degree in Engineering. Mr. Markbreiter’s experience in executive management brings to the board his business and financial expertise as well as comprehensive knowledge of risk-management matters.

Peter R. Terreri is President, Chief Executive Officer and director of CGM, Inc., a manufacturing company that he has owned and operated since 2000. He previously served as Senior Vice President and Chief Financial Officer of Teva Pharmaceuticals USA from 1985 through 2000 and as an auditor at PricewaterhouseCoopers LLP from 1981 to 1984. Mr. Terreri received his B.S. in Accounting from Drexel University and has been a certified public accountant since 1981. Mr. Terreri’s more than 20 years of experience in the pharmaceutical industry provides the board with comprehensive understanding of our operations and strategy. His prior experience as Chief Financial Officer of a major generic pharmaceutical company also brings to the board deep understanding of accounting and risk management issues.

Board and Committee Matters

Board Leadership Structure

We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. Mr. Burr serves as the Chairman of the board, and Dr. Hsu serves as a director as well as our President and Chief Executive Officer. Our Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, while our Chairman provides guidance to the Chief Executive Officer, sets the agenda for board meetings and presides over meetings of the board. Our Chairman qualifies as an independent director. See “— Independence.” The board has selected this leadership structure in the belief that separating the principal executive officer and board chairman positions allows for a more efficient division of responsibilities in light of the high demands on the time of each. The board believes that its leadership structure is well suited to the company’s business because it contributes to a more independent board, leads to productive internal board dynamics and allows Dr. Hsu to concentrate on our business and operations.

Board’s Role in Risk Oversight

We are exposed to a number of risks and undertake at least annually an enterprise risk management review to identify and evaluate these risks and to develop plans to manage them effectively. It is management’s responsibility to manage risk and bring the material risks applicable to the company to the board’s attention. The board has oversight responsibility of the processes established to report and monitor these risks. On behalf of the board, the audit committee plays a key role in the oversight of our enterprise risk management function. Mr. Reasons, our Chief Financial Officer, is directly responsible for our enterprise risk management function and reports both to the President and Chief Executive Officer and to the audit committee in this capacity. In fulfilling his risk-management responsibilities, Mr. Reasons works closely with members of our senior management and meets with the audit committee to discuss the risks facing our company, highlighting any new risks that may have arisen since the committee last met. The audit committee also reports to the board on a regular basis to apprise them of their discussions with Mr. Reasons regarding our enterprise risk management efforts. Finally, Mr. Reasons reports directly to the board on at least an annual basis to apprise it directly of our enterprise risk management efforts. In addition to the audit committee, the other committees of the board consider the risks within their areas of responsibility. For example, the compensation committee considers the risks related to our compensation programs and, in setting compensation, strives to create incentives that do not encourage risk-taking behavior that is inconsistent with the company’s business strategy. The nominating committee considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the board. We believe that our current leadership structure supports the board’s risk oversight role.

Independence

The board has determined, after considering all relevant facts and circumstances, including issues that may arise as a result of any director compensation (whether direct or indirect) or any charitable contribution we may make to organizations with which a director is affiliated, that each of our current directors other than Dr. Larry Hsu, our President and Chief Executive Officer, is independent under the independence standards contained in the listing requirements of The NASDAQ Stock Market LLC, referred to as “NASDAQ.”

Meetings of the Board and Committees

In 2012, there were 12 board meetings. The board has three standing committees: the audit committee, the compensation committee and the nominating committee. Our audit committee held six meetings, our compensation committee held five meetings and our nominating committee held four meetings in 2012. During 2012, each of our current directors attended at least 95% of the aggregate of (i) all of the meetings of the board and (ii) all of the meetings of all committees of the board on which such director served.  The board regularly holds executive sessions of the independent directors without members of management present.

Committees of the Board

Audit Committee. The board has appointed a standing audit committee, currently consisting of Peter R. Terreri, as chairman, and Robert L. Burr, Allen Chao, Ph.D., and Michael Markbreiter. The board has determined that each member of the audit committee is independent, as defined in the applicable NASDAQ and SEC rules and regulations. In addition, the board has determined that Mr. Terreri qualifies as an “audit committee financial expert” as defined under Item 407 of Regulation S-K promulgated by the SEC.

The audit committee is governed by a written charter approved by the board, which is posted on our Web site (www.impaxlabs.com) and accessible via the “Investor Relations” page. The principal purpose of the audit committee is to oversee our accounting and financial reporting processes and the audit of our financial statements. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the firm selected to be engaged as our independent registered public accounting firm, and pre-approves the engagement of the independent registered public accounting firm for all non-audit activities permitted under the Sarbanes-Oxley Act of 2002. In addition, the audit committee establishes procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. The board has appointed a standing compensation committee, currently consisting of Robert L. Burr, as chairman, and Leslie Z. Benet, Ph.D. and Nigel Ten Fleming, Ph.D. The board has determined that each member of the compensation committee is independent, as defined in the applicable rules and regulations of NASDAQ and the SEC.

The board has adopted a written compensation committee charter, which is posted on our Web site (www.impaxlabs.com) and accessible via the “Investor Relations” page. The principal duties of the compensation committee are to formulate, evaluate and recommend the compensation of our executive officers and directors to the board and the oversight of all compensation programs involving the issuance of our stock and other equity securities. Our Chief Executive Officer makes recommendations concerning the amount and form of executive compensation, other than his own compensation, to the compensation committee. The compensation committee also has authority to retain, obtain advice from and fund compensation consultants, independent legal counsel and other advisers and is generally responsible for considering the independence of such advisers prior to selecting or receiving advice from them.

The committee uses the consulting services of Radford, a division of the Aon Hewitt Company, which is a subsidiary of Aon Corporation, referred to as “Radford,” as its outside compensation consultant in evaluating executive compensation.

Radford as Compensation Committee Consultant. The compensation committee has retained Radford as its outside compensation consultant as a result of a competitive bidding process conducted by management on behalf of the compensation committee. Management did not specifically recommend Radford. Radford regularly meets with the compensation committee and provides advice regarding the design and implementation of our executive compensation program as well as our director compensation program. In particular, upon the compensation committee’s request, Radford:

•	reviews and makes recommendations regarding executive and director compensation (including amounts and forms of compensation);

•	provides market data and performs benchmarking;

•	advises the compensation committee as to best practices and regulatory or legislative changes; and

•	assists in the preparation of our compensation-related disclosure included in this proxy statement.

In providing services to the compensation committee, with the compensation committee’s knowledge, Radford may contact our management from to time to time to obtain data and other information about us and to work together in the development of proposals and alternatives for the compensation committee to review and consider. In fiscal 2012, we paid approximately $45,000 in fees to Radford for its services to the compensation committee.

In addition, in fiscal 2012, (i) Aon Hewitt Health & Benefits, an affiliate of Radford, provided services as an insurance broker for our medical insurance and employee benefits insurance, (ii) Aon Hewitt Executive Benefits, an affiliate of Radford, provided services as a third party administrator of our non-qualified deferred compensation plan and additional company-paid executive health and disability benefit plans, and (iii) Aon Risk Services, an affiliate of Radford, provided services as an insurance broker for our products liability insurance and other commercial business insurance. In fiscal 2012, the Aon entities received an aggregate of approximately $1.2 million in connection with its services as an insurance broker for the insurance plans described above.

The compensation committee regularly evaluates the nature and scope of the services provided by Radford. The compensation committee approved the fiscal 2012 executive and director compensation consulting services described above. Although the compensation committee was aware of the other services performed by Aon Hewitt Health & Benefits, Aon Hewitt Executive Benefits and Aon Risk Services, and considered any potential conflict with Radford’s independence, the compensation committee did not review such other services as those services were reviewed and approved by management in the ordinary course of business.

In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to, the compensation committee and, accordingly, only the compensation committee has the right to terminate or replace Radford at any time. Further, Radford maintains certain internal controls within Aon Corporation which include, among other things:

•	Radford is managed separately within Aon Corporation and performance is measured solely on the Radford business;

•
no commissions or cross revenue is provided to Aon Corporation in the event that Aon Corporation introduces Radford to an account, and no Aon Corporation staff member is paid commissions or incentives for Radford services;

•	Radford is not rewarded for selling Aon Corporation services nor is Radford required to cross-sell services;

•	Radford maintains its own account management structure, contact database and IT network and its survey data is on a separate IT platform from Aon Corporation; and

•	no member of Radford’s team is involved in, or sits on, any Aon Corporation committee for purposes of selling Aon Corporation services.

The compensation committee has considered the independence of Radford in light of the new NASDAQ and SEC rules and regulations and has determined that Radford has no conflict of interest.

Risk Assessment in Compensation Policies and Practices for Employees

The compensation committee reviewed the elements of our compensation policies and practices for all employees, including executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our company. The compensation committee concluded that the following features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a balanced mix of short-term and longer-term incentives in the form of cash and equity compensation;

•	base salaries are consistent with employees’ duties and responsibilities;

•	corporate performance goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	cash incentive awards are capped by the compensation committee;

•	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals; and

•	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.

The compensation committee believes that, for all employees, including executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including executive officers, are not reasonably likely to have a material adverse effect on our company.

Nominating Committee. The board has appointed a standing nominating committee, currently consisting of Nigel Ten Fleming, Ph.D., as chairman, and Leslie Z. Benet, Ph.D. and Robert L. Burr. The board has determined that each member of the nominating committee is independent, as defined in the applicable NASDAQ and SEC rules and regulations.

The nominating committee is governed by a written charter approved by the board, which is posted on our Web site (www.impaxlabs.com) and accessible via the “Investor Relations” page. The principal purposes of the nominating committee are to develop and recommend to the board certain corporate governance policies, establish criteria for selecting new directors and identify, screen, recommend and recruit new directors. The nominating committee is also responsible for recommending directors for committee membership to the board.

The information regarding the audit committee, compensation committee and nominating committee on our Web site listed above is not, and should not be, considered part of this proxy statement and is not incorporated by reference in this document. The Web site is, and is intended only to be, an inactive textual reference.

Qualifications of Director Nominees

The nominating committee has not established specific education or years of business experience requirements for potential director nominees, but in general, expects that qualified nominees will possess a proven record of business acumen, success and leadership, including experience or expertise in one or more of the following areas: business, financial or accounting matters generally, the pharmaceutical industry, technical matters generally and the specific technologies we use and develop. In addition, potential director nominees will be evaluated by reference to requirements relating to the board and committee composition under the law and applicable NASDAQ listing standards.

Our bylaws provide that each director must be at least 21 years of age and that each director or nominee for election as our director must deliver to our Corporate Secretary a completed written questionnaire with respect to his or her background and qualifications and also agree, among other matters, that he or she is not and will not become party to any agreement with a third party concerning how he or she will act or vote on any issue or question, any similar agreement that could limit or interfere with the ability to comply with his or her duties as a director, or any undisclosed agreement providing for any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director.

Director Nominee Selection Process and Diversity Policy

In the case of an incumbent director whose term of office expires, the nominating committee reviews such director’s service during the past term, including the number of board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the qualifications for a director, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves.

In the case of a new director candidate, the selection process for director candidates includes the following steps:

•
identification of director candidates by the nominating committee based upon suggestions from current directors and executives and recommendations received from stockholders, and possible engagement of a director-search firm;

•	interviews of candidates by the nominating committee;

•	reports to the board by the nominating committee on the selection process;

•	recommendations by the nominating committee; and

•	formal nominations by the board for inclusion in the slate of directors at the annual meeting.

The nominating committee does not have a formal policy with respect to diversity; however, the board and the nominating committee believe that it is essential that the board members represent diverse viewpoints. The nominating committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The nominating committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Procedures for Stockholder Submissions of Director Nominations

A director nominee nominated by a stockholder of our Company is eligible for election as our director at any stockholders’ meeting only if such person is nominated in accordance with the procedures set forth in our amended and restated bylaws. Set forth below is a brief summary of such procedures provided in our amended and restated bylaws. This summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions of our amended and restated bylaws.

A stockholder can submit nominations of persons to be elected as one of our directors at a stockholders’ meeting, provided such stockholder:

•
is a stockholder of record (i) on the date of the giving of the notice provided for in our amended and restated bylaws, (ii) on the record date for the determination of the stockholders entitled to vote at such meeting of stockholders, and (iii) at the time of such meeting of stockholders;

•	is entitled to vote at the meeting of stockholders; and

•
submits a written notice of nomination of persons for election to our board at a meeting of stockholders and complies with other specific notice procedures set forth in our amended and restated bylaws as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form.

Stockholder’s Notice of Nomination

A stockholder’s written notice of nomination of persons for election to the board at an annual meeting should be submitted to our Corporate Secretary at our principal executive offices, at 30831 Huntwood Avenue, Hayward, California 94544. As set forth in our amended and restated bylaws, submissions must include the name, age and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our amended and restated bylaws also specify further requirements as to the form and content of a stockholder’s notice.

In addition, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Deadline for Submitting Stockholder’s Notice of Nomination

For nominations of directors for election at an annual meeting of stockholders, see the section entitled “Stockholder Proposals” of this proxy statement for information on when a stockholder’s notice of nomination will be considered timely.

In case of a special meeting of stockholders, the proper form of a stockholder’s notice of nomination must be delivered to our Corporate Secretary not earlier than the close of business on the 120th calendar day prior to the date of such special meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such special meeting or, if our first public disclosure of the date of such special meeting is less than 100 days prior to the date of such special meeting, not later than the 10th calendar day following the day on which we first make public disclosure of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting.

Stockholder Nominee Recommendation Policy

The nominating committee will consider recommendations received from stockholders of potential director nominees in a manner consistent with the nominating committee’s charter and its consideration of potential director nominees generally. The ultimate decision of whether to nominate a potential director nominee remains solely within the discretion of the board.

Any stockholder recommendation of a potential director nominee proposed for consideration by the nominating committee should include the potential director nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary
Impax Laboratories, Inc.
30831 Huntwood Avenue
Hayward, California 94544

All stockholder recommendations of potential director nominees which are intended to be considered by the nominating committee in any year must be received at least 120 days prior to the date on which we first mailed our proxy material for the prior year’s annual meeting in order, upon a determination by the nominating committee to recommend such potential director nominee, for such nominee to be included in the proxy statement and the form of proxy relating to the annual meeting. See “Stockholder Proposals” for the deadline for submitting recommendations of potential director nominees for the 2014 annual meeting.

Communication with the Board

Stockholders may communicate with the board or individual members of the board, including the respective chairs of the board’s nominating committee, compensation committee and audit committee, by sending correspondence to the following address: Corporate Secretary, Impax Laboratories, Inc., 30831 Huntwood Avenue, Hayward, California 94544. We will periodically forward all correspondence received to the board or to the individual member of the board to whom the correspondence is addressed.

Director Attendance at Annual Meeting

The board has adopted a policy that all of our directors should attend the annual meeting, absent exceptional cause. In 2012, each of the seven members of the board attended the annual meeting.

Director Compensation for Year Ended December 31, 2012

The following table sets forth information regarding the compensation of our non-employee directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Leslie Z. Benet, Ph.D.	65,000	-	154,907	219,907
Robert L. Burr	120,000	83,600	96,817	300,417
Allen Chao, Ph.D.	65,000	83,600	96,817	245,417
Nigel Ten Fleming, Ph.D.	75,000	83,600	96,817	255,417
Michael Markbreiter	65,000	83,600	96,817	245,417
Peter R. Terreri	90,000	83,600	96,817	270,417

(1)
Represents the aggregate grant date fair value of stock or option awards, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, referred to as “ASC Topic 718,” based on assumptions set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2013 and without giving effect to the estimate of forfeitures related to service-based vesting conditions.

(2)
At December 31, 2012, each of Mr. Burr, Dr. Chao, Dr. Fleming, Mr. Markbreiter and Mr. Terreri held 7,999, 8,266, 7,999, 7,999 and 7,999, respectively, shares of restricted stock under the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan, referred to as the “2002 Plan.”

(3)
At December 31, 2012, options to purchase, in the aggregate, 119,000, 67,500, 32,000, 48,000, 52,500, and 102,000 shares of our common stock were outstanding for Dr. Benet, Mr. Burr, Dr. Chao, Dr. Fleming, Mr. Markbreiter and Mr. Terreri, respectively, under the Impax Laboratories, Inc. 1999 Equity Incentive Plan, referred to as the “1999 Plan,” and the 2002 Plan.

Narrative Disclosure to Director Compensation Table

Members of the board who are our employees do not receive any compensation for their services as our directors. Each non-employee director receives an annual retainer of $50,000, payable in quarterly installments, and each member of the audit, compensation and nominating committees receives an annual retainer of $15,000, $10,000 and $5,000, respectively, payable in quarterly installments.  In addition, we pay a $30,000 annual retainer to our Chairman of the board and a $25,000, $10,000 and $10,000 annual retainer to our chairmen of the audit, compensation and nominating committees, respectively. The annual retainer to our Chairman of the board was increased to $50,000 and the annual retainer to each member of our nominating committee was increased to $7,500 in 2013. Our non-employee directors are reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

On May 23, 2012, we made grants of stock options, at the exercise price of $20.90 per share, and restricted stock to our non-employee directors. We granted (i) options to purchase 16,000 shares of common stock to Dr. Benet and 10,000 shares of common stock to each of the remaining non-employee directors; and (ii) 4,000 shares of restricted stock to each of the non-employee directors (excluding Dr. Benet). The stock options and restricted stock described above vest in three equal annual installments beginning on May 23, 2013, subject to continued service.

Director Stock Ownership Guidelines

On February 27, 2013, our compensation committee approved and adopted a non-employee director stock ownership policy, effective as of such date, requiring each non-employee director to hold a meaningful amount of our common stock to further align the interests of our non-employee directors and stockholders.  The stock ownership policy requires each non-employee director to hold shares of our common stock having a total value that equals or exceeds the lesser of (i) three times the amount of the director’s annual retainer for service on our board as of February 27, 2013 or the date elected or appointed to the board for any non-employee director elected or appointed to the board after February 27, 2013 and (ii) three times the amount of the director’s annual retainer for service on the board during the most recently completed fiscal year.  Each current non-employee director of our board will have until February 27, 2018 to become compliant with the policy and each newly elected or appointed non-employee director will have five years from the effective date such non-employee director joins the board to become compliant with the stock ownership policy.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION AS DIRECTORS OF THE SEVEN NOMINEES NAMED IN THIS PROXY STATEMENT.

PROPOSAL TWO – APPROVAL OF THE SECOND AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

You are being asked to approve a second amendment and restatement of our 2002 Plan, attached as Appendix A to this proxy statement, referred to as the “Restated Plan,” to, among other items, increase the aggregate number of shares of our common stock that may be issued under the plan by 3,150,000 shares.  The Restated Plan is intended to amend and replace in its entirety the 2002 Plan.  In February 2013, the board unanimously approved and adopted, conditioned on the approval of the stockholders, the Restated Plan.

The 2002 Plan was originally approved by the board in March 2002, which approval and adoption was conditioned on the approval of the stockholders, and approved by the stockholders in May 2002.  Amendments to the 2002 Plan were subsequently approved by the board in August 2007, August 2008, February 2009, March 2009, May 2009 and February 2010, and approved by the stockholders in May 2009 and May 2010.

The Restated Plan is substantially similar to the current 2002 Plan, except that the Restated Plan (i) increases the total number of shares of our common stock available for issuance under the 2002 Plan by 3,150,000 shares to 14,950,000 shares, (ii) eliminates the provision that permits shares tendered or withheld to satisfy the purchase or exercise price or tax withholding obligations associated with an award granted under the Restated Plan to be used again for new grants under the Restated Plan, (iii) requires the plan administrator to obtain stockholder approval before repricing any award of stock appreciation rights (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award) and (iv) applies a revised annual limit on the number of shares that may be granted to an individual in any one calendar year.  The current 2002 Plan provides for an aggregate of 11,800,000 to be issued under the 2002 Plan.  As of March 31, 2013, 877,913 shares of common stock remained available for issuance under the 2002 Plan.  The increase of 3,150,000 shares of common stock available for issuance under the Restated Plan represents approximately five percent of the Company’s outstanding common stock as of March 31, 2013.

Reasons for the Restated Plan

Introduction and Stockholder Approval Requirement

As of March 31, 2013, 3,865,788  shares of our common stock were subject to outstanding options under the 2002 Plan, with a weighted average exercise price of $13.05 and weighted average remaining term of 5.76 years and as of March 31, 2013, 1,915,615 shares of restricted stock were outstanding under the 2002 Plan.

The Restated Plan was unanimously approved by the board on February 27, 2013.  Stockholder approval of the Restated Plan is necessary in order for us to (i) meet the stockholder approval requirements of NASDAQ, (ii) take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) grant incentive stock options, or “ISOs”, thereunder.  Unless it is approved by our stockholders, the Restated Plan will not become effective and the 2002 Plan will remain in effect in its current form.  If the Restated Plan is approved by our stockholders, then it will become effective immediately following the Annual Meeting.

The board and the Company believe that approving the Restated Plan, including the increase in authorized shares, is necessary to continue to provide us with a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of the Company’s business in responding to changing circumstances over time and will serve to align the interests of directors, management and employees with those of our public stockholders.

If this Proposal 2 is adopted by our stockholders, a maximum of 14,950,000 shares of common stock will be reserved for issuance under the Restated Plan. The board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, directors and consultants to increase the value of the Company for all stockholders. If this Proposal is approved, this increase of 3,150,000 shares in the amount of shares reserved for issuance represents approximately five percent of the outstanding shares of common stock of the Company as of March 31, 2013. The purpose of this increase is to secure an adequate number of shares for future awards.  If stockholders do not approve the Restated Plan, the 2002 Plan will remain in effect; however, the shares available for equity-based compensation will be quickly depleted, and our ability to use equity as a compensation tool will be limited.  For instance, during the fiscal year ended December 31, 2012, we granted 278,500 options and 1,015,937 shares of restricted stock under our 2002 Plan.  As of March 31, 2013, we had 877,913 shares available for issuance under the 2002 Plan.  If stockholders do not approve the Restated Plan, we would be unable to issue nearly the same number of options and restricted stock under the 2002 Plan in 2013 and beyond as we did in 2012.  The board anticipates that the additional shares requested will enable Impax to fund its equity compensation program for at least the next year, accommodating anticipated grants related to the hiring, retention and promotion of employees.

Burn Rate and Overhang

Approval of the Restated Plan will enable us to compete effectively in the competitive market for employee talent over the coming years, while maintaining very reasonable burn rates and overhang.  In its determination to recommend that the board approve the Restated Plan, our compensation committee reviewed the recommendation of its independent compensation consultant and burn rate and overhang metrics, and the cost of the Restated Plan, including the estimated ISS shareholder value transfer cost.

 “Burn rate” is defined as the number of equity awards granted in the year, net of cancellations and expirations, divided by the sum of the undiluted weighted average shares of our common stock outstanding during the year plus the number of options that have been issued and are outstanding. The “burn rate” measures the potential dilutive effect of our annual equity grants. The total number of shares pursuant to equity awards granted in 2012 was 1,294,437 shares.  As of December 31, 2012, the total number of granted shares outstanding was 65,451,926.  For 2012, our burn rate was 3.53% and our three-year average burn rate from 2010 through 2012 was 3.30%.

“Overhang” is defined as the equity awards outstanding but not exercised, plus equity awards available to be granted (the “available equity award shares”), divided by the total shares of common stock outstanding plus the available equity award shares. The “overhang” measures the potential dilutive effect of outstanding equity awards and future awards available for grant. As of December 31, 2012, there were 1,161,084 shares available for grant under our 2002 Plan.  The Company’s overhang as of December 31, 2012 was 10.7%.

We believe that our burn rate and overhang (with or without including the shares requested under the Restated Plan) are reasonable in relation to companies in our industry and reflect a judicious use of equity for compensation purposes.

Summary of Restated Plan

Set forth below is a summary of the material terms of the Restated Plan. This summary is not intended to be complete and is qualified in its entirety by the detailed provisions of the Restated Plan, which is attached as Appendix A to this proxy statement.

General Information

The principle purpose of the Restated Plan is to attract, retain and motivate key personnel. The Restated Plan authorizes the grant of ISOs, non-statutory stock options, stock appreciation rights (“SARs”) and stock bonus awards. We may grant awards under the Restated Plan to our officers, employees, directors and consultants, or those of our subsidiaries. ISOs may be granted only to our employees or those of our subsidiaries.  As of the record date (April 5, 2013), we had six non-employee directors, five executive officers and 462 other employees eligible to receive awards under the Restated Plan; no consultants were made eligible to receive awards under the Restated Plan as of the record date.  The closing price per share of our common stock listed on NASDAQ was $16.27 as of the record date.

We may, from time to time, assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an award under the Restated Plan in replacement of an award we assume; or (ii) treating the assumed award as if it had been granted under the Restated Plan.

The 2002 Plan currently provides that shares of common stock subject to awards that are cancelled, expired, terminated, forfeited or withheld to satisfy the applicable purchase price or tax withholding obligations are again available for issuance under the Restated Plan.  If stockholders approve this proposal, then the Restated Plan will no longer permit shares of common stock that are tendered or withheld to satisfy the applicable purchase or exercise price or tax withholding obligations associated with an award to be available for issuance under the Restated Plan.

Subject to adjustments to reflect stock dividends and other changes in our common stock, the maximum number of shares of common stock with respect to which awards may be granted during any calendar year to any director, officer, employee or consultant under the Restated Plan may not exceed two million.

Administration

Except for awards granted to our non-employee directors and the power to amend or terminate the plan, the board may delegate its authority under the Restated Plan to a committee of the board, referred to as the “committee.” The committee must consist of at least two directors who are “non-employee directors” under Rule 16b-3 of the Exchange Act, as amended and “outside directors” under Section 162(m) of the Code. However, if the committee does not meet either of these requirements, the validity of awards granted or actions taken under the Restated Plan will not be affected. Our compensation committee currently administers the 2002 Plan and, if the Restated Plan is approved our stockholders, our compensation committee will administer the Restated Plan.  The board may also delegate nondiscretionary administrative duties to one or more of our employees. We have chosen to exercise this delegation of authority to the fullest extent permitted by the plan and the board has currently delegated nondiscretionary administrative duties to Dr. Hsu.

Subject to the terms of the Restated Plan, the board and, except for awards granted to our non-employee directors, the committee, may grant awards under the Restated Plan and determine the recipients and terms of those awards. They may accelerate or amend the terms of the Restated Plan or any award issued under the Restated Plan. They also may interpret the provisions of the Restated Plan and related award agreements, and generally otherwise administer the Restated Plan.

Stock Options

Terms and Conditions of Stock Options.  Under the Restated Plan, the board or the committee may grant stock options that are intended to qualify as ISOs. To be an ISO, the stock option must meet, and continue to meet, all of the requirements of the Code with respect to ISOs. ISOs may only be granted to our employees or to employees of our 50%-or-greater-owned subsidiaries. Also, under the Code, the fair market value (as of the date of grant) of the shares underlying ISOs exercisable by a single holder for the first time during any calendar year may not exceed $100,000. Any other stock options granted under the Restated Plan are non-statutory stock options.

The exercise price of a stock option granted under the Restated Plan cannot be less than the par value of $0.01 of the common stock, provided that the exercise price must be at least equal to the fair market value of a share of our common stock on the date of grant. For a grant of an ISO to an employee who owns more than 10% of the total combined voting power of all classes of our stock or stock of any of our subsidiaries, the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant.

All stock options will expire no later than ten years after the date of grant, unless terminated earlier, except that an ISO granted to a 10% or greater stockholder will expire no later than five years after the date of grant.

Vesting and Exercise of Stock Options. The board or the committee may establish conditions and restrictions on the vesting or exercise of a stock option, or on the issuance of common stock in connection with the exercise of a stock option. Once a holder of a vested and exercisable stock option has satisfied any applicable tax withholding requirements, the stock option may be exercised by sending us a notice specifying the number of shares to be purchased and payment of the exercise price for those shares. The holder must pay the exercise price in cash, unless we have agreed to accept another form of payment.

Rights as a Stockholder. The holder of a stock option does not have any rights as a stockholder with respect to shares covered by a stock option until the shares are issued upon the exercise of the stock option.

Transferability of Stock Options. Holders may not generally transfer or assign stock options granted under the Restated Plan, except for transfers by will or the laws of descent and distribution. Stock options cannot be levied against, attached or taken by similar process. Further, the option holder is the only person who may exercise the stock option during the holder’s lifetime. On or after the time of grant, the board or the committee may permit transfers of a non-statutory stock option in whole or in part and may determine the recipients, circumstances and conditions of the transfer. However, these conditions must be consistent with the limitations on the transferability of stock options imposed by a Form S-8 registration statement, or any successor form.

Stock Appreciation Rights

The board or the committee may award SARs. A SAR entitles the holder to receive, upon exercise of the award, an amount equal to the appreciation in the fair market value of our common stock between the date of grant and the date of exercise. We may agree to pay this appreciation in cash, our common stock or a combination of both.

We may award SARs under the Restated Plan in conjunction with a stock option, creating a “tandem” SAR, or award a SAR that is independent of any stock option. We may award a tandem SAR that includes a non-statutory stock option at or after the time we grant the non-statutory stock option. If we wish to award a tandem SAR that includes an ISO, we can only do so at the time the ISO is granted.

A holder of a tandem SAR can only exercise the SAR when the related stock option may be exercised. If a holder of a tandem SAR exercises the SAR, that exercise serves to cancel the related stock option to the extent the SAR is exercised. Likewise, if a holder of a tandem SAR exercises the related stock option, that exercise will cancel the same portion of the SAR. A holder may exercise a tandem SAR only when the fair market value of our common stock exceeds the exercise price of the related stock option. The board or the committee may impose additional service or vesting conditions, or any other rules or procedures, in connection with the exercise of a SAR.

When a holder exercises a SAR, the holder will receive cash or shares of our common stock, as determined by our board, equal to the product of:
•	the number of shares covered by the exercise; and
•	the difference between: (i) the fair market value of a share of our common stock on the date of exercise; and (ii) the fair market value of a share of our common stock on the date of grant.

A holder cannot transfer a SAR during the holder’s lifetime. Upon death of a holder, a SAR may be transferred to a beneficiary designated by the holder. If no designated beneficiary exists, the SAR may be transferred under the holder’s will or by the laws of descent and distribution. A tandem SAR must be transferred with the underlying stock option.

Stock Bonus Awards

The board or the committee may grant stock bonus awards in consideration for past or future services rendered to us or our subsidiaries. Shares subject to stock bonus awards may, but need not, be subject to a vesting schedule. The recipient of a stock bonus award has voting rights with respect to such stock. The holder may transfer these shares only to the extent described in the award agreement, so long as shares remain subject to the terms of that agreement.

Effect of Termination of Employment or Service

The following rules apply with regard to awards held by a participant at the time of his or her termination of employment or other service with us or our subsidiaries, unless agreed to otherwise by the Company:

Stock Options and SARs.

•
Death or Disability — If a participant’s employment terminates due to death or disability, then (i) any stock option or SAR, to the extent not exercisable, will terminate, and (ii) any stock option or SAR which is exercisable at the time of termination of employment or service will remain exercisable by the participant (or, in the event of death, the participant’s legal representative) at any time within one year from the date his or her employment or service terminates, but in no event after expiration of the stated term, and, to the extent not exercised within that period, will terminate.

•
For Cause — If a participant’s employment terminates for cause (as defined in the Restated Plan) or if grounds for termination for cause exist at the time of termination of employment, any stock option or SAR will immediately terminate and cease to be exercisable.

•
Other Reason — If a participant’s employment terminates for any other reason (other than death, disability or cause) or no reason, any stock option or SAR held by the participant, to the extent not exercisable, will terminate. Any exercisable stock option or SAR will remain exercisable for 30 days following the date of termination or, if sooner, until the expiration of the stated term of the stock option or SAR.

Stock Bonuses. If a participant’s employment or service terminates, then any shares of common stock held by the participant which have not vested as of the date of termination under the terms of the applicable award agreement will be forfeited.

Adjustments Upon Changes in Our Common Stock

We will make adjustments to awards granted under the Restated Plan as described below.

Capitalization. If we make any change in our common stock without receiving payment for the change, we will adjust appropriately the terms of the Restated Plan and each award issued under the Restated Plan. These adjustments may affect:
•	the class of securities subject to the Restated Plan or any award;
•	the maximum number of securities subject to the Restated Plan;
•	the maximum number of securities that may be awarded to any employee under the Restated Plan; and
•	the number of securities and exercise price of any award granted under the Restated Plan.

Examples of events that may require us to make these changes include:
•	mergers and consolidations;
•	reincorporations and reorganizations;
•	recapitalizations;
•	dividends in stock or other property (other than cash), including liquidating dividends;
•	stock splits;
•	reverse stock splits or combinations;
•	exchanges of shares;
•	changes in our corporate structure; and
•	other changes to our common stock in which we do not receive payment for the change.

Dissolution or Liquidation. If we dissolve or liquidate, awards outstanding under the Restated Plan will terminate if not exercised immediately prior to or at the same time as the dissolution or liquidation.

Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of all or substantially all of our assets, (ii) a merger in which we are not the surviving corporation or (iii) a reverse merger in which we are the surviving corporation but our common stock outstanding prior to the merger is converted by virtue of the merger into other property (whether securities, cash or otherwise), then any surviving or acquiring corporation will assume any outstanding awards under the Restated Plan or will substitute similar awards. In the event that any surviving or acquiring corporation refuses to assume the outstanding awards or issue substitute awards, then the vesting of all outstanding awards will be accelerated in full and all awards will terminate if not exercised at or prior to such event.

Repricing

The 2002 Plan currently provides that no underwater stock options will be (i) repurchased, repriced or replaced without the prior approval of the stockholders of the Company, or (ii) repurchased for cash without the prior approval of the stockholders of the Company. If stockholders approve this proposal, then the Restated Plan will no longer permit, without stockholder approval, an amendment that reduces the price per share of any outstanding option or SAR granted under the Restated Plan or that cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

Amendment and Termination of the Restated Plan

The board may generally amend or terminate the Restated Plan or any related award agreement at any time, although a holder must consent to any amendment or termination that adversely affects his or her rights. Under the Restated Plan, during any period in which our common stock is listed on NASDAQ or any other national securities exchange, our stockholders must approve any amendment that would (i) increase the number of shares of common stock for which awards may be granted under the Restated Plan (in the aggregate or on an individual basis), (ii) if stockholders approve this proposal, any amendment that reduces the price per share of any outstanding option or SAR granted under the Restated Plan or that cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares or (iii) modify the class of employees eligible to receive awards under the Restated Plan.  After the tenth anniversary of the date on which we adopted the Restated Plan, no incentive stock options may be granted; however, the Restated Plan will not have a specified expiration and will otherwise continue in effect until terminated by us.

United States Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards under the Restated Plan. This summary is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed.  This summary is not intended as tax advice to participants, who should consult their own tax advisors

Nonstatutory Stock Options. Generally, there will be no federal income tax consequences to either the optionee or us on the grant of nonstatutory stock options. Generally, upon exercise, the optionee should recognize taxable ordinary income at the time of exercise equal to the excess of the fair market value of the shares acquired on the exercise date over the exercise price paid for the shares. We generally should be entitled to a federal income tax deduction in the same amount as the optionee recognizes ordinary income and at the same time the optionee recognizes such ordinary income

Upon the sale of stock acquired by exercise of a nonstatutory stock option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock.

ISOs. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.  We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Stock Appreciation Rights.  Generally, SARs are taxed and deductible in substantially the same manner as nonqualified stock options (as described above).

Stock Bonus Awards.  If a stock bonus award is either transferable or not subject to a substantial risk of forfeiture, a participant generally will recognize ordinary income in an amount equal to the fair market value of such shares over the price paid, if any, on the date of grant. If a stock bonus award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made to accelerate recognition as of the date of grant, a participant will not recognize taxable ordinary income on the date of grant, but will recognize income in an amount equal to the fair market value of such shares over the price paid, if any, at the time the restrictions lapse.  We will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.”  In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”, (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

New Plan Benefits

The effectiveness of the Restated Plan is dependent on receiving stockholder approval.  The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Restated Plan will be determined in the discretion of our compensation committee in the future, and our compensation committee has not made any determination to make future grants to any persons under the Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Restated Plan.

Awards Granted to Certain Persons Granted as of March 22, 2013

The table below sets forth summary information concerning the number of shares of our common stock subject to stock options and restricted stock awards granted to certain persons under the 2002 Plan as of March 22, 2013; we have never granted SARs to employees, directors or consultants. Stock options granted under the 2002 Plan to employees typically have a maximum term of ten years. The exercise price of all such stock options may not be less than 100% of the fair market value of the underlying share on the date of grant. Certain awards set forth in this table for the named executive officers were granted in 2012 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2012 and therefore also are included in the Director Compensation Table set forth in this proxy statement and are not additional awards.

Name and Position	Stock Option Grants (#)	Weighted Average Exercise Price ($)	Restricted Stock Awards (#)
Larry Hsu, Ph.D. President and Chief Executive Officer	990,000	13.29	276,000

Bryan M. Reasons Senior Vice President, Finance and Chief Financial Officer	0	0	22,600

Michael J. Nestor President, Impax Pharmaceuticals Division	205,000	15.13	82,000

Carole S. Ben-Maimon, M.D. President, Global Pharmaceuticals Division	85,833	19.18	28,333

Mark A. Schlossberg Senior Vice President, General Counsel and Corporate Secretary	121,667	21.18	38,667

Arthur A. Koch, Jr. Former Executive Vice President, Finance and Chief Financial Officer	270,000	14.47	128,000

All current executive officers as a group (five persons)	1,402,500	14.58	447,600

All current non-employee directors as a group (six persons)	578,000	13.48	108,800

Leslie Z. Benet, Director	151,500	13.31	—

Robert L. Burr, Director	97,500	12.93	24,000

Allen Chao, Ph.D., Director	32,000	22.88	12,800

Nigel Ten Fleming, Ph.D., Director	97,500	12.93	24,000

Michael Markbreiter, Director	97,500	12.93	24,000

Peter R. Terreri, Director	102,000	12.34	24,000

Ann Hsu, Ph.D., spouse of Dr. Larry Hsu, Ph.D.	126,500	10.64	78,805

Each other person who received or is to receive 5% of such options or rights	0	0	0

All employees except current executive officers as a group	8,793,446	11.57	3,082,486

Summary

We believe strongly that the approval of the Restated Plan is essential to our continued success.  As discussed above, if stockholders do not approve the Restated Plan, the shares available to us for equity-based compensation will be quickly depleted, and our ability to use equity as a compensation tool will be limited.  Our employees are our most valuable asset.  We believe that awards such as those provided under the Restated Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. We also believe that such equity awards also are crucial to our ability to motivate employees to achieve Impax’s goals.

Required Vote

The affirmative vote of the majority of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting will be required to approve the Restated Plan, provided that the total votes cast on the proposal represent over 50% of the outstanding stock entitled to vote on the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RESTATED PLAN.

EXECUTIVE OFFICERS

Set forth below are the names of our executive officers, their ages as of the record date, and their positions with Impax.

Name	Age	Positions with Impax
Larry Hsu, Ph.D.	64	President, Chief Executive Officer and Director
Bryan M. Reasons	45	Senior Vice President, Finance and Chief Financial Officer
Michael J. Nestor	60	President, Impax Pharmaceuticals Division
Carole Ben-Maimon, M.D.	54	President, Global Pharmaceuticals Division
Mark A. Schlossberg	52	Senior Vice President, General Counsel and Corporate Secretary

Set forth below are the principal occupations or employment for at least the past five years of our executive officers, other than Dr. Hsu, whose information is included above in “Proposal One — Election of Directors.”

Bryan M. Reasons has served as our Senior Vice President, Finance and Chief Financial Officer since December 2012 and previously served as our Acting Chief Financial Officer from June 2012 to December 2012 and as our Vice President, Finance from January 2012 to June 2012.  Prior to joining us in January 2012, Mr. Reasons served as Vice President, Finance, from January 2010 to November 2011 and as Vice President, Risk Management and General Auditor, from October 2005 to January 2010 at Cephalon, Inc., a biopharmaceutical company.  Following the acquisition of Cephalon by Teva Pharamaceutical Industries Ltd., a generic pharmaceuticals company, he served as Vice President, Finance of Teva from November 2011 to January 2012.  Prior to joining Cephalon, Mr. Reasons held various finance management positions at DuPont from 2003 to 2005 and served as senior manager at PricewaterhouseCoopers LLP from 1992 to 2003.  Mr. Reasons has a Bachelor’s Degree in accounting from Pennsylvania State University and an MBA from Widener University and is a certified public accountant.

Michael J. Nestor has served as President of our branded products division, Impax Pharmaceuticals, since March 2008.  Before joining us, he was Chief Operating Officer of Piedmont Pharmaceuticals, a specialty pharmaceutical company, from July 2007 to March 2008.  Prior to Piedmont, Mr. Nestor was CEO of NanoBio, a startup biopharmaceutical company from December 2004 to November 2006, prior to which he was employed by Alpharma, initially as President of its generic pharmaceutical business and later as President of its branded pharmaceutical business.  Before Alpharma, he was President, International business at Banner Inc., a global contract manufacturing concern. Prior to Banner, Mr. Nestor spent 16 years at Lederle Laboratories / Wyeth holding increasing positions of responsibility including Vice President, Cardiovascular business, Vice President / General Manager of Lederle-Praxis Biologics, and Vice President of Wyeth-Lederle Vaccines and Pediatrics.  Mr. Nestor has a Bachelor of Business Administration degree from Middle Tennessee State University and an MBA from Pepperdine University.

Carole S. Ben-Maimon, M.D. has served as President of our generic products division, Global Pharmaceuticals, since September 2011.  Prior to joining us, she served as Senior Vice President, Corporate Strategy at Qualitest Pharmaceuticals, Inc. from July 2009 to July 2010.  Prior to her role at Qualitest, she served as Founder, President and Chief Executive Officer and director of Alita Pharmaceuticals, Inc., an early stage, privately held specialty pharmaceutical company, from September 2006 to June 2009.  Dr. Ben-Maimon also held executive positions with and served as a member of the board with Barr Pharmaceuticals from 2001 to 2006, including as President and Chief Operating Officer of Duramed Research, Inc. (a wholly owned subsidiary of Barr Pharmaceuticals Inc.).  Dr. Ben-Maimon also held executive positions with Teva Pharmaceuticals USA where she served as Senior Vice President, Science and Public Policy from 2000 to 2001, Senior Vice President, Research and Development from 1996 to 2000 and Vice President, Medical and Regulatory Affairs with Lemmon Company, a wholly owned subsidiary of Teva Pharmaceuticals, Inc. from 1993 to 1996.   She served as the Chairman of the board of the Generic Pharmaceutical Association from 1999 to 2002, and is also a published author of numerous scientific and clinical articles. Dr. Ben-Maimon is a graduate of Thomas Jefferson Medical College and received a Bachelor of Arts in biology from The University of Pennsylvania where she graduated magna cum laude. She completed clinical and research training in internal medicine and nephrology at Thomas Jefferson University.

Mark A. Schlossberg has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2011. Prior to joining us, he served as Vice President, Associate General Counsel of Amgen Inc. from September 2004 to May 2011. Prior to joining Amgen, he held legal and business positions at Medtronic, Inc., and legal positions at Diageo plc, RJR Nabisco, Inc. and Mudge Rose Guthrie Alexander & Ferdon. He earned a Bachelor of Sciences in business administration, finance from the University of Southern California and a Juris Doctor degree from Emory University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion provides an analysis of our compensation program for the executive officers named in the Summary Compensation Table below and discusses the material factors involved in our decisions regarding the compensation of the following named executive officers:

•	Larry Hsu, Ph.D., President and Chief Executive Officer;

•	Bryan M. Reasons, Senior Vice President, Finance and Chief Financial Officer;

•	Michael J. Nestor, President of Impax Pharmaceuticals, our branded-products division;

•	Carole S. Ben-Maimon, President of Global Pharmaceuticals, our generics division;

•	Mark A. Schlossberg, Senior Vice President, General Counsel and Corporate Secretary; and

•	Arthur A. Koch, Jr., former Executive Vice President, Finance, and Chief Financial Officer. Mr. Koch resigned as an executive officer of the Company on June 28, 2012.

The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. You should read this Compensation Discussion and Analysis in conjunction with such tabular and narrative disclosures.

2012 Performance Summary

Our overall compensation goal is to reward our executive officers in a manner that supports our pay-for-performance philosophy while maintaining an overall level of compensation that we believe is reasonable and competitive. Our performance during the year ended December 31, 2012 was strong and, in our compensation decision-making process described below, we took this performance into consideration.

During 2012, we continued to make significant progress toward our goal of transforming us into a specialty pharmaceutical company.  In our generic products division, we took significant steps in diversifying our generic products base by expanding our alternative dosage form or “ADF” products portfolio, primarily through alliance and collaboration agreements.  In June 2012, we entered into a development, supply and distribution agreement with TOLMAR, Inc. pursuant to which we received an exclusive license to commercialize up to 11 generic topical prescription drug products,  including nine currently approved products and two products pending at the U.S. Food and Drug Administration or the FDA, in the U.S. and its territories.  In late 2012, we initiated commercialization of nine ADF products alongside our existing generic products portfolio of tablets and capsules.  In our branded products division, we continue to focus significant efforts on building a strong branded product pipeline.  In early 2012, we entered into an exclusive license agreement with AstraZeneca for the exclusive U.S. commercial rights to Zomig® (zolmitriptan) tablet, orally disintegrating tablet, and nasal spray formulations and began sales of the Zomig® products under our label during 2012 through our specialty sales force.

Our net income for the year ended December 31, 2012 was $55.9 million, a decrease of $9.6 million as compared to $65.5 million for the year ended December 31, 2011, primarily attributable to higher selling, general and administrative expenses, and partially offset by sales of Impax-labeled Zomig® products and lower income taxes.  We continued to earn significant revenues and gross profit from sales of our authorized generic Adderall XR® products and fenofibrate products during the year ended December 31, 2012, however, with respect to our authorized generic Adderall XR® products we have experienced significant declines in both market share and average net selling prices as a result of an unrelated pharmaceutical company receiving FDA approval in June 2012 for a competitor product and beginning to market their product.   For further discussion of our financial performance for the year ended December 31, 2012, please see “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2012.

Despite our accomplishments and strong financial performance in 2012, however, we also faced certain challenges in 2012 and into this year.  We received new Form 483 observations in 2012 and in March of this year following inspections by the FDA of our Hayward, California manufacturing facility.  We also received a complete response letter from the FDA in January of this year regarding our New Drug Application for RYTARY™, our leading branded product candidate for the symptomatic treatment of Parkinson’s disease.  In the complete response letter, the FDA indicated that it required a satisfactory re-inspection of our Hayward manufacturing facility as a result of the warning letter issued to us in May 2011 before the New Drug Application may be approved by the FDA due to the facility’s involvement in the development of RYTARY™ and supportive manufacturing and distribution activities.  In light of these challenges and based on his personal assessment of his 2012 performance, Dr. Hsu recommended to the compensation committee that he receive an actual incentive award below his target annual percentage award and below the award amount he would have otherwise received.   For a further discussion of the actual incentive award granted to Dr. Hsu, please see, “— Components of Our Executive Compensation Program – Cash Incentive Awards” below.

Compensation Philosophy and Objectives

At its core, our executive compensation program recognizes that our success is dependent upon our ability to attract, motivate and retain the highly talented individuals we need to achieve our business results. The program reflects the following key principles:

•
To attract, motivate and retain the best talent we can obtain, our compensation should be competitive. We strongly believe that our future success rests with our people, including our executive officers. To be successful, we must be able to attract, motivate and retain quality executive officers. As compensation is a key tool to achieve this objective, one facet of our compensation program is to provide our named executive officers pay amounts and components that are competitive with those of other companies in our industry.

•
Our compensation program should encourage and reward positive performance. Our executive compensation program is designed to promote and reward positive performance. In doing so, we consider both the overall performance of our business as well as the individual performance of each named executive officer. Positive performance on the part of our company and management will permit our named executive officers to be eligible to receive incentive compensation. On the other hand, when our business is facing financial or other challenges or an individual executive does not meet stated objectives, this incentive compensation may be appropriately reduced or eliminated.

•
We seek to align the interests of our named executive officers and stockholders. We believe that equity compensation is an excellent way to encourage our executive officers to act in the best interests of our stockholders. We provide our named executive officers with equity awards as part of their overall compensation to encourage equity ownership and to align their interests with those of our stockholders.

•
Compensation should encourage teamwork and executive cohesion. While individual performance is carefully reviewed and considered, we have also maintained a philosophy of similar compensation for officers who are at similar executive levels. We believe that following such a plan of pay equity fosters teamwork and cohesion and discourages internal comparison of compensation packages among executives.

•
Our compensation program should balance our short- and long-term financial and operational goals. We generally strive to achieve a balance between achievement of both short- and long-term goals through the use of both salary and annual cash incentives and equity-based incentives. Our management incentive program primarily rewards short-term performance by paying out base salary and annual cash incentive awards based on performance over a period of one year. Equity-based awards are generally designed to reward long-term financial performance.

We believe that the mix and design of the elements of our executive compensation discussed in this proxy statement do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on our company. See “— Risk Assessment in Compensation Policies and Practices for Employees.”

Our Compensation Decision-Making Process

Role of Chief Executive Officer and Compensation Committee

In general, as to most items of compensation, the Chief Executive Officer annually evaluates the performance of each named executive officer, other than himself, and recommends to the compensation committee each component of compensation for all of those named executive officers. Compensation that is generally not covered by the Chief Executive Officer’s evaluation includes benefits and other compensation mandated or determined by reference to an existing employment or similar agreement or benefits and other programs generally available to all of our employees.

As to the compensation of our Chief Executive Officer, the compensation committee evaluates the Chief Executive Officer’s performance and discusses and creates a proposal as to the amount of and any changes to his compensation. The committee also evaluates the Chief Executive Officer’s proposals as to the compensation of our other named executive officers. The compensation committee then submits its recommendations regarding the compensation of all of our named executive officers to the board for final approval.

Generally, as part of its process of setting and approving the executive annual compensation, the compensation committee and the board, as applicable, review gains realized from prior compensation or compensation to be received upon a future termination of employment or a change in control. Severance and change-in-control compensation is intended to maximize stockholder value and assure continuity of leadership by allowing executives to perform their duties without regard to any concerns that they may have regarding their continued employment.

Role of Compensation Consultants

In 2012, as in recent years past, we retained the consulting services of Radford to assist in the evaluation of our compensation program for our named executive officers. Radford was engaged by, and reports directly to, the compensation committee, and the compensation committee has the general authority to retain and dismiss the compensation consultants.  See “Committees of the Board – Compensation Committee – Radford as Compensation Committee Consultant” for a discussion of the services provided to us by Radford and its affiliates and our compensation committee’s determination regarding Radford’s independence.

Review of Executive Compensation

In 2012, the compensation committee, with the assistance of Radford, conducted a comprehensive review of our executive compensation to ensure that we are paying our executive officers competitive levels of compensation that best reflect their individual responsibilities and contributions to our operations and provide incentives to achieve our business objectives.  Our compensation committee and the board, with the assistance of Radford, has adopted a compensation philosophy that targets executive compensation at the 50th percentile of Radford compensation survey data for salary, cash incentive awards and equity awards.

In 2012, as in 2011, Radford reevaluated our executive compensation and recommended that the compensation of our executive officers continue to be targeted at approximately the 50th percentile of Radford compensation survey data for salary, cash incentive awards and equity awards.

Evaluating Executive Compensation

In 2011, with the assistance of Radford, the compensation committee established the following peer group of companies for the purpose of determining 2012 compensation for our named executive officers. Comparative compensation data from the following peer group was considered by the compensation committee in making decisions around bonus payouts, merit increases, and executive equity grants in 2012:

•	Alexion Pharmaceuticals, Inc.	•	Human Genome Science, Inc.;	•	Salix Pharmaceuticals, Ltd.;

•	Alkermes, Inc.;	•	Intermune, Inc.;	•	The Medicines Company;

•	Amylin Pharmaceuticals, Inc.;	•	Medicis Pharmaceutical Corporation;	•	United Therapeutics Corporation;

•	BioMarin Pharmaceuticals, Inc.;	•	Onyx Pharmaceuticals, Inc.;	•	Valeant Pharmaceuticals International;

•	Cubist Pharmaceuticals, Inc.;	•	Par Pharmaceutical Companies, Inc.;	•	ViroPharma Incorporated; and

•	Emergent Biosolutions Inc.;	•	Perrigo Company;	•	Warner Chilcott plc.

•	Endo Pharmaceuticals Holdings, Inc.;	•	Regeneron Pharmaceuticals, Inc.;

In selecting a peer group, the compensation committee identified U.S. based publicly traded companies in the pharmaceutical or biotechnology industry that, in its view, (i) had a comparable financial performance as measured by trailing twelve months in revenue (generally targeting a range of $250 million to $2.25 billion at the time the peer group was approved by the compensation committee), (ii) compared to our company based on size, as measured by market capitalization (generally targeting a range of $500 million to $4.5 billion) and number of employees (a range of one-third to three times the number of employees at our company); and (iii) had similar business focus, corporate strategy and drug portfolio to our company.

The compensation committee reviews the composition of the peer group annually to ensure that companies comprising the peer group are relevant for comparative purposes. In 2012, in approving the peer group to be used to making compensation decisions for 2013, the compensation committee removed Alexion Pharmaceuticals, Inc. and Intermune, Inc. from our company’s peer group as the market capitalization of each company had increased (in the case of Alexion) or decreased (in the case of Intermune) such that both companies were outside the targeted comparable revenue range used in selecting our peer group for 2012 compensation purposes.

Radford provided us with information regarding compensation practices, including both cash and equity compensation, of companies comprising our peer group and published survey data using the 2012 Radford Global Life Sciences Survey.  We believe that such information constituted appropriate guidelines for our compensation committee to compare proposed pay levels for our named executive officers with those of other companies in the life sciences industry. The purpose of using this data was to assist the decision makers in assessing whether the proposed executive compensation was competitive. The decision makers considered these data only as a guidepost to their evaluation of proposed compensation amounts, and there was no mandate that any actual compensation paid must fall within any set range. Our compensation committee and the board believe that using the Radford data in this manner is useful in establishing an appropriate and competitive compensation structure. Each year, our compensation committee and the board will review this process and in future years may determine to measure executive compensation by reference to data of companies in a different percentile range if our performance criteria or results, as viewed by reference to our yearly budget, change significantly, or they may choose to implement a different process altogether.

The Role of Stockholder Say-on-Pay Votes

In May 2012, we provided stockholders an advisory vote to approve the compensation of our named executive officers (the “say-on-pay” proposal).  At our 2012 annual meeting, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 97% of the votes cast in favor of the “say-on-pay” proposal.  In evaluating our executive compensation program, the compensation committee considered the results of the “say-on-pay” proposal and numerous other factors as discussed in this Compensation Discussion and Analysis. While each of these factors informed the compensation committee’s decisions regarding the compensation of our named executive officers, the compensation committee did not implement significant changes to our executive compensation program in 2012. The compensation committee will continue to monitor and assess our executive compensation program and consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Components of Our Executive Compensation Program

Overview of Elements of Compensation

Total compensation for our named executive officers is comprised of the following elements:

•	base salary;

•	cash incentive awards;

•	options and other equity-based awards;

•	non-qualified deferred compensation plan contributions;

•	401(k) retirement plan contributions;

•	post-employment and change-in-control benefits, including severance protection; and

•	other benefits and perquisites.

Base Salary

Base salary is paid to all employees, including our named executive officers, to provide them with a degree of financial certainty and a source of fixed compensation to meet their day-to-day living and other needs. We believe that our base salaries should be set competitively with other companies in our peer group and in the life sciences industry group in general so that they may serve to attract and retain talented executives.

We generally set an initial base salary range for a particular executive level (for example, all officers with the title of Senior Vice President or President of a division) and then apply that range to all executives at that level. In establishing these base salary ranges, we consider:

•	the experience, education and skills required and value of the position to us and our operations;

•	the particular needs of our company for an executive at the level being considered;

•	our desire to promote a cohesive management team among executives of that level by establishing internal pay equity; and

•
salaries for executives in similar positions in other companies in our peer group, as reflected in the Radford compensation survey data, applying the procedure described above in “— Our Compensation Decision-Making Process.”

Once the base salary range is established for a particular executive level, we then determine the amount of salary that a specific executive officer will receive. For new hires or promotions to a particular executive level, we consider:

•	the individual experience, education and skills of the particular executive;

•	for promotion candidates, the executive’s prior performance and length of service with us and the salaries of any other executives at that level; and

•	other special circumstances applicable to the particular executive.

We believe that generally the 2012 base salary levels we set for our named executive officers represented competitive compensation for an executive who:

•	is fully experienced and educated as required by the position;

•	is a strong performer and strong leader who makes solid contributions; and

•	possesses a full skill set for his position and applies those skills successfully.

Our compensation committee proposes salary adjustments for our Chief Executive Officer. As for our other named executive officers, base salary adjustments are evaluated and proposed by the Chief Executive Officer, whose proposals are reviewed by the compensation committee. In an effort to maintain pay equity, the Chief Executive Officer generally developed 2012 base salary increases for other named executive officers consistently among executives serving in similar capacities and with similar levels of responsibility.

In May 2012, the named executive officers received modest increases in base salary consistent with our approach to pay salary at the 50th percentile of the Radford compensation survey data.  See “— Our Compensation Decision-Making Process — Review of Executive Compensation.” The actual base salaries paid to all of our named executive officers during 2012 are set forth in the “Summary Compensation Table” below.

The amount of a named executive officer’s base salary may also serve as a reference point for determining the amount of his other compensation elements. For example, in 2012, the range of the potential annual cash incentive awards for each executive was derived from a percentage of the executive’s base salary.

Cash Incentive Awards

Pursuant to the employment agreements with our named executive officers, we provide the executives with an increased cash compensation opportunity through annual cash incentive awards based on the achievement of annual corporate and individual goals. We believe that a meaningful amount of executive compensation should be variable and contingent on individual and corporate performance. Establishing executive compensation that is rewarded upon the achievement of these performance-based criteria, discussed in more detail below, supports our goal of providing incentives to our executives who dedicate their full efforts toward achieving our performance objectives, which in turn makes our business successful and contributes to increases in stockholder value in the short-term.

Annual cash incentive awards are generally calculated as a percentage of base salary based upon corporate and individual performance goals that must be achieved to earn the award. In an effort to maintain pay parity, executives at the same job level and with similar degrees of responsibility will generally be eligible to receive annual cash incentive awards calculated at the same percentage of base salary.

During the first quarter of 2012, the board and the compensation committee established individual goals for the Chief Executive Officer and corporate or company-wide goals for all named executive officers, and the Chief Executive Officer developed individual performance goals for each of the named executive officers.  All performance goals were disclosed to and discussed with Dr. Hsu and each of the named executive officers at the beginning of the year.  Individual goals were customized for the applicable executive and reflected the responsibilities and duties that we believe the executive should fulfill in connection with his or her particular position. Corporate goals reflected company performance as a whole and included criteria based on our achievement of particular performance targets, such as revenue and net income. The establishment of individual and corporate goals in 2012 was tied to and consistent with our compensation philosophy, as described above in “— Base Salary.”

In order to further align the stockholders’ and executive officers’ interests, in 2012 as in 2011, we emphasized the achievement of corporate goals rather than individual goals. We believed it was important to provide short-term, cash rewards to our named executive officers, which were tied mostly to the company performance. For example, achievement of corporate goals constitutes 95% of Dr. Hsu’s target cash incentive compensation and 85% of the target cash incentive compensation for other named executive officers, other than Mr. Reasons.  Individual goals comprised 5% of Dr. Hsu’s target cash incentive compensation and 15% of the target cash incentive compensation for our other named executive officers, other than Mr. Reasons.  Mr. Reasons’ target cash incentive compensation based on his achievement of corporate and individual goals for 2012 was established in early 2012, prior to his appointment as Senior Vice President, Finance and Chief Financial Officer of the Company in December 2012.  As such, in 2012, achievement of corporate goals constituted 80% and individual goals comprised 20% of Mr. Reasons’ target cash incentive compensation.  Used this way, our cash compensation program in 2012 rewarded the demonstration of the types of performance and presence of executive skill sets that in our experience are directly attributable to our growth and an increase in value to our stockholders.

For 2012, our threshold achievement goal was positive cash flow after capital expenditures before changes in working capital. Our corporate performance goals for 2012 were comprised of the following: (i) an internal net sales target of $594 million and stretch target of $683 million (weighted 20%) and (ii) an internal Earnings before Interest and Taxes, referred to as EBIT, target calculated in accordance with U.S. Generally Accepted Accounting Principles or GAAP of $142 million and stretch target of $177 million (weighted 80%). The 2012 corporate performance goals were recommended by our senior management, including our Chief Executive Officer, and set by the compensation committee based on their assessment of current and anticipated market and other conditions affecting our business and the goals. In the view of the compensation committee, payout on these performance goals in 2012 required substantial achievement by each named executive officer.

For 2012, we achieved our positive cash flow threshold achievement goal.   We also achieved adjusted net sales of $624 million, representing 105% attainment of our revenue-based target goal and 34% attainment of our revenue-based stretch goal (weighted 20%) and $195 million in EBIT, representing 137% attainment of our EBIT-based target goal and full attainment of our EBIT-based stretch goal (weighted 80%).  Because we achieved over 100% attainment of our net sales-based and EBIT-based target goals and a substantial portion of our related stretch goals, our compensation committee determined that our overall 2012 performance exceeded our target level of performance and recommended that each named executive officers receive a cash incentive award payout equal to 143% of the named executive officer’s corporate performance goal portion of his or her target bonus. The use of identical performance goals tied to substantive increases in the net sales-based and EBIT-based criteria for all of our named executive officers supports our stated compensation philosophies of rewarding named executive officers for positive performance, aligning the interests of our executives with those of our stockholders and maintaining executive cohesion and teamwork through the implementation of similar compensation for officers who are at similar executive levels.

The individual performance goals used to determine cash incentive compensation in 2012 for the named executive officers who participated in the cash incentive program, other than for Mr. Koch, were as follows:

Executive Officer	General Description of Performance Goals
Larry Hsu, Ph.D.	·	Successful resolution of the warning letter on the Hayward, California manufacturing facility
	·	Obtain FDA approval for RYTARY™ in fiscal year 2012
	·	Develop pipeline products in both generic and brand businesses through internal and external development efforts
	·	Successfully integrate Zomig® products into Impax process
	·	Develop strategic five year internal plan for each key business unit

Bryan M. Reasons	·	Implement global tax strategy including structures for both international tax strategy and state and local tax strategy
	·	Automation of tax reporting (including utilization of tax software)
	·	Fill key finance organization roles, including a tax director, tax associate director and operation finance lead
	·	Assist in the development of integration plans and provide support in connection with strategic transactions and M&A activity
	·	Standardize and automate reporting process, including management reports and board reports
	·	Streamline and shorten the month end and quarter end financial closing and reporting process

Michael J. Nestor	·	Complete launch plans and implement necessary infrastructure in preparation for launch of RYTARY™
	·	Obtain FDA approval for RYTARY™ in fiscal year 2012 and respond to all FDA requests and file clinical and CMC dossier updates regarding RYTARY™ by specified time frames
	·	Integrate promotion and sale of Zomig® products into Impax process and achieve certain specified revenue targets from sale of Zomig® products
	·	Initiate at least three internal R&D concepts with one program moving to feasibility stage and close at least two acquisitions or pipeline in-license opportunities
	·	Develop five year strategy for branded products division
	·	No receipt of major Form 483 following pre approval inspection of Taiwan facility for RYTARY™

Carole S. Ben-Maimon, M.D.	·	Complete minimum of one acquisition or strategic partnership that involves alternative dosage form products
	·	Prepare and execute on strategic business plan to expand competencies and product offerings for alternative dosage form products
	·	Target 10 ANDA filings, including three applications with the possibility to be first-to-file or first-to-market
	·	Coordinate with manufacturing to develop long term strategies to improve supply and timely launch of products and implement a project management regulatory affairs team
	·	Build project management team function for generic products division

Mark A. Schlossberg	·	Support business development and M&A activities
	·	Win or successfully settle litigation matters
	·	Handle internally all Exchange Act reporting requirements
	·	Implement and train on healthcare compliance sales practices and federal and state reporting responsibilities and institute appropriate monitoring programs to ensure compliance
	·	Review and approve all launch and promotional materials and activities for branded products division
	·	Timely production and distribution of board materials

Each set of performance goals counts for a portion of the total potential bonus that may be received.  The portion of the bonus based on overall corporate performance is earned in full if the corporate performance goals are met or exceeded.  Payouts of the individual portion of a named executive officer’s cash incentive award are determined in part by the compensation committee’s or Chief Executive Officer’s determination (in case of executive officers other than the Chief Executive Officer) as to whether the applicable individual performance goals were achieved in whole or in part.

In 2013, the compensation committee (with input from the Chief Executive Officer, other than with respect to himself) recommended that each of the named executive officers, other than Dr. Hsu and Mr. Koch, should receive an individual performance achievement factor based on attainment of the individual performance goals set forth above as follows: 95% for Mr. Reasons, 78% for Mr. Nestor, 83% for Dr. Ben-Maimon and 94% for Mr. Schlossberg.  An executive must be actively employed by us on the payment date to receive an annual cash incentive award.

Based on his personal assessment of his 2012 performance, Dr. Hsu recommended to the compensation committee that he receive an actual incentive award equal to 60% of his base salary for 2012 performance.  Based on his recommendation, the compensation committee awarded Dr. Hsu an actual incentive award equal to 60% of his base salary in 2012 and as such, did not assess Dr. Hsu’s completion of his individual performance goals. Based on the Company's achievement of the corporate performance goals and assuming the achievement of all his individual performance goals, Dr. Hsu would have received an actual incentive award equal to 115% of his base salary for 2012 performance.

Mr. Koch ceased to be executive officer of the Company on June 28, 2012; therefore, the compensation committee did not assess Mr. Koch’s completion of his individual performance goals.  Pursuant to the General Release and Waiver effective as of July 17, 2012 between Mr. Koch and the Company entered into in connection with Mr. Koch’s resignation from the Company, Mr. Koch received a lump sum cash payment in the amount of $207,263 in March 2013, representing the pro rata portion of Mr. Koch’s target cash annual incentive award for 2012 based on achievement of the Company’s corporate performance goals.

The compensation committee evaluates and recommends to the board, and the board establishes, targets consisting of percentages of base salaries for our executive officers’ cash incentive compensation as part of the yearly compensation process. Upon the compensation committee’s recommendation, the board generally sets such ranges of percentages of base salaries based on the same factors that the board reviews to set base salary ranges for our named executive officers. See “— Base Salary.”

The range of percentage targets for 2012 annual cash incentive awards and actual bonuses paid in 2013 for 2012 performance (presented both as a cash payment and as a percentage of 2012 base salary established in March 2012) for each named executive officer, other than Mr. Koch, are presented in the following table:

Name	Annual Cash Incentive Award Target (%)	Maximum Target for Annual Cash Incentive Award (%)	Actual Award ($)	Actual Award as Percentage of Salary (%)
Larry Hsu, Ph.D.(1)	80	120	447,741	60
Bryan M. Reasons(2)	50	75	207,930	71
Michael J. Nestor	60	90	410,445	84
Carole S. Ben-Maimon, M.D.	60	90	401,122	85
Mark A. Schlossberg	60	90	392,445	86

(1) As discussed above, Dr. Hsu received a cash incentive award equal to 60% of his base salary for 2012 performance, below his target annual award percentage of 80% of his base salary, after his recommendation to the compensation committee that he receive such amount after his personal assessment of his performance in 2012.  Based on the Company's achievement of the corporate performance goals and assuming the achievement of all his individual performance goals, Dr. Hsu would have received an actual incentive award equal to 115% of his base salary for 2012 performance.

(2) Mr. Reasons was appointed Senior Vice President, Finance and Chief Financial Officer of the Company effective December 12, 2012.  Pursuant to his employment agreement dated as of December 12, 2012, Mr. Reason’s annual cash incentive award for 2012 was targeted at 50% of his base salary up to a maximum of 75% of his base salary and his cash incentive award for 2013 is targeted at 60% of his base salary up to a maximum 90% of his base salary.

Once set, the compensation committee has the discretion to pay at, above or below the percentage targets set forth in the column “Annual Cash Incentive Award Target” in the table above depending on our overall financial and operational performance and the executive officers’ individual performance. The percentage targets in the column “Maximum Target for Annual Cash Incentive Award” represent maximum percentages of executives’ respective 2012 base salaries that we can award for superior performance. The actual cash incentive awards granted by the compensation committee for 2012 performance of our named executive officers, with the exception of the actual cash incentive award granted to Dr. Hsu, were above the target annual award percentages for our named executive officers described above.  As discussed above, Dr. Hsu recommended to the compensation committee that he receive an actual incentive award equal to 60% of his base salary for 2012 performance based on his personal assessment of his 2012 performance.  Based on his recommendation, the compensation committee awarded Dr. Hsu an actual incentive award equal to 60% of his base salary in 2012.  Based on the Company's achievement of the corporate performance goals and assuming the achievement of all his individual performance goals, Dr. Hsu would have received an actual incentive award equal to 115% of his base salary for 2012 performance.  See also “— Grants of Plan-Based Awards During Year Ended December 31, 2012.”

The range of percentage targets for 2013 performance is targeted at 100% of base salary up to a maximum of 150% of base salary for Dr. Hsu and 60% of base salary up to a maximum of 90% of base salary for Messrs. Reasons, Nestor, Schlossberg and Dr. Ben-Maimon.  The individual performance goal component of cash incentive compensation for 2013 performance may comprise a greater percentage of the overall cash incentive compensation opportunity for each named executive officer if the achievement of corporate performance goals exceeds the Company’s target corporate performance goals.

Equity Awards

We maintain our 2002 Plan for the purpose of granting stock options and other equity-based awards, such as stock appreciation rights (commonly known as SARs) and restricted stock awards, to our employees, including our named executive officers. Option awards produce value to our named executive officers only if the price of our stock appreciates, and then only to the extent of the excess of our stock price over the exercise price of the option. Our stock options are granted with an exercise price equal to the fair market value on the date of grant to avoid providing any immediate benefit to the named executive officer upon grant.

Option and restricted stock awards link the interests of our executives to our stockholders. Because they generally vest incrementally over time, equity awards create an incentive for named executive officers to continue their employment with us for extended periods after the initial grant.

We have established procedures for granting equity awards to all of our eligible employees, including our named executive officers. Each year we establish a stock option or stock bonus award amount, referred to as the “equity compensation award,” for each level of responsibility within our organization, subject to approval by the compensation committee. In arriving at the option or stock component of the equity compensation award, we use a number of factors, including the grant date fair value of the award and the percentage of total shares outstanding that each award would represent.

The board or compensation committee, however, retains discretion, in appropriate circumstances, to provide a different amount of equity awards for both the new hire and/or promotion and the annual grants. We might, for example, increase the number of options above the specified amount if needed to retain an executive who would, upon leaving his current position with another employer, be required to forfeit a substantial unvested option or restricted stock position. We have not, and in the future do not intend to, time the award of any equity-based compensation to coincide with the release of favorable or unfavorable information about us.

Our equity awards to named executive officers are issued as long-term compensation that generally vest over a period of four years. This is consistent with our philosophy of linking the financial interests of our named executive officers to those of our stockholders. The long-term compensation balances the short-term compensation paid in the form of base salary and annual incentive awards.

For all of our equity awards, we establish the amount to be awarded to each of our named executive officers based upon the level of each position. As part of our goal of maintaining pay parity wherever possible, we tend to grant the same or similar amounts of equity awards to executives with similar titles and levels of responsibility.

Our board typically approves annual grants of options and restricted stock awards to our named executive officers, comprised of approximately an equal percentage of restricted stock awards and options, using a Black Scholes options pricing model and having a grant date fair value equal to approximately the grant date fair value of awards made to executives in similar positions at our peer group of companies at approximately the 50th percentile.  In May 2012, our board elected to grant the same number of options and restricted stock awards equal to the number of options and restricted stock awards granted by the board to our named executive officers in 2011, which were at the 25th percentile of our peer group.  Such grants were recommended by the compensation committee for approval by the board.  For all named executive officers, except our Chief Executive Officer and Mr. Reasons, amounts and terms were proposed by our Chief Executive Officer, subject to ultimate approval by the board upon the compensation committee’s recommendation. Equity awards to our Chief Executive Officer were determined solely by the board upon the recommendation of the compensation committee.

Mr. Reasons received grants of restricted stock awards under the 2002 Plan in April 2012 and October 2012.  Both grants were made prior to him assuming the position of Chief Financial Officer in December 2012, and as such his grants were not part of the peer group analysis referenced in the preceding paragraph.

The 2012 grants of stock options and restricted stock made to our named executive officers are set forth in the “Summary Compensation Table” and “Grants of Plan-Based Awards During Year Ended December 31, 2012” table, below.

401(k) Plan and Non-Qualified Deferred Compensation Plan Contributions

Retirement plans, in general, are designed to provide executives with financial security after their employment has terminated and, through the incremental vesting of our matching contributions to such plans over time, provide a retentive element to the overall pay package. Our named executive officers are eligible to participate in the Impax 401(k) Profit Sharing Plan, which allows them to contribute a portion of their base salary and bonus to support their financial needs upon retirement. We also contribute to each participant’s account an amount equal to 50% of the amount contributed by the named executive officer, with our contribution not to exceed 3% of the participant’s annual total compensation. Our matching contributions to the 401(k) plan vest depending on the number of years the named executive officer has worked at our company, with all matching contributions vesting after the third year of service. Amounts contributed to the 401(k) plan are invested in one or more investment fund options.

Our named executive officers also are eligible to participate in the Impax Laboratories, Inc. Amended and Restated Executive Non-Qualified Deferred Compensation Plan, amended effective January 1, 2009. See “— Non-Qualified Deferred Compensation During Year Ended December 31, 2012” and “— Narrative Disclosure to Non-Qualified Deferred Compensation Table.” Each participant can defer up to 75% of the participant’s base salary and up to 100% of the amount of the participant’s bonus or cash incentive awards. We make a matching contribution for each participant equal to 50% of the participant’s contribution up to 10% of base salary and bonus and cash incentive awards per year. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations.

These benefits are offered to provide financial security for our executives, and are consistent with our goal of attracting and retaining our executives. We also believe these contributions represent standard benefits that executive-level employees of public companies commonly receive. For these reasons, we do not take these matching contributions into consideration when setting other aspects of compensation for our executive officers.

Other Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans.  These benefits are provided to our named executive officers on the same general terms as they are provided to all of our full-time employees, with the exception of certain additional supplemental long-term disability insurance, which covers participating executives, including our named executive officers, in addition to any related gross-up of taxes to make the named executive officers whole. In addition, we have agreed under certain circumstances to pay directly or reimburse our named executive officers for certain travel and/or relocation expenses incurred, in addition to pay any related tax gross-up, in connection with commuting and/or a relocation made at the request of our company. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executives’ compensation packages.

Agreements with Executive Officers

We are party to employment agreements with all of our named executive officers. In addition, in July 2012 we entered into a General Release and Waiver with Mr. Koch in connection with his resignation from the Company on June 28, 2012.  See “— Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables” for a discussion of these agreements with our named executive officers.

Post-Employment and Change-in-Control Benefits

Severance payments provided by us include a cash payment that is generally based upon the salary and annual incentive payment history of the named executive officer at issue. Severance benefits may also include the accelerated vesting of our matching contributions under the non-qualified deferred compensation plan, the accelerated vesting of stock options and restricted stock awards, and the extension of the exercisability of an award.

Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause or resign for good reason. We believe that the risk or possibility of an involuntary termination creates uncertainty for named executive officers regarding their continued employment with us. These scenarios may include, among other things, a termination of employment or a change in an executive’s job location, position or duties, whether on an individual basis or due to an overall reduction in or change to our workforce, or a change in other members of senior management resulting from a change in control event. As a result, our severance benefits are linked to our compensation philosophy of encouraging the long-term retention of our executives.

The employment agreements with our named executive officers also provide for severance benefits pursuant to a “double trigger” in the event of a change of control of our company; that is, the executive is entitled to the severance benefits if we terminate the executive involuntarily or the executive resigns for good reason following a change of control of our company. We believe a “double trigger” maximizes stockholder value by preventing an unintended windfall to executives in the event of a friendly change of control, while still providing our executives with appropriate incentives to cooperate in negotiating any change of control and a certain measure of job security and protection against termination without cause or loss of employment through no fault of their own. See “— Potential Payments upon Termination or Change in Control — Employment Agreements with Our Named Executive Officers” for a summary of the termination provisions in the employment agreements with our named executive officers.

Tax and Accounting Treatment of Compensation

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the “Code,” generally limits our federal income tax deduction for compensation paid in any year to an individual who, as of the end of the taxable year, is our Chief Executive Officer and any other employee whose compensation is required to be reported to stockholders by reason of being among the three most highly compensated officers (other than our Chief Financial Officer) to $1 million, to the extent that such compensation is not “performance based compensation” within the meaning of Section 162(m) of the Code. Amounts we pay as base salary and cash incentive compensation do not qualify for the “performance-based compensation” exception. We intend that options issued under our 2002 Plan will not be subject to the $1 million limitation in reliance upon the performance-based exception. However, several types of awards issued under our 2002 Plan, including restricted stock, will not meet the requirements of the performance-based exception. There can be no assurance that we will be able to comply or that we will intend to comply with all of the technical requirements of Section 162(m) of the Code.

Section 280G

Under Sections 280G and 4999 of the Code, the Company is disallowed a tax deduction with respect to “excess parachute payments” to certain executives in the event of a change of control and a 20% excise tax is imposed upon the individuals who receive “excess parachute payments” upon a change in control. An excess parachute payment is deemed to be received to the extent that such a change-in-control payment exceeds an amount approximating three times the employee’s average annual compensation, determined using the employee’s average compensation over the five years preceding the year the change in control occurs. In approving the compensation arrangements for our named executive officers, our compensation committee considers all elements of the cost to our company of providing such compensation, including the potential impact of Section 280G of the Code. However, our compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 409A

Section 409A of the Code may impose additional taxes on our service providers (including our directors, officers and employees) with respect to various nonqualified deferred compensation arrangements we maintain, including:

•	employment and severance agreements between us and our officers;

•	our non-qualified deferred compensation plan; and

•	other compensation arrangements we enter into with our directors, officers and employees.

Section 409A of the Code generally does not apply to incentive stock options and nonqualified stock options that are granted at fair market value if no deferral is provided beyond exercise. Section 409A of the Code also generally does not apply to our restricted stock awards. In the event that a deferred compensation arrangement fails to comply with Section 409A of the Code in form or operation, a service provider may become subject to:

•
the imposition of U.S. federal income tax, and potentially state and local income tax, on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits is no longer subject to a substantial risk of forfeiture);

•	a penalty tax of 20% of the includable amount (in addition to the regular income tax at ordinary income rates); and

•
interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

Our compensation committee takes into consideration Section 409A of the Code when making awards of compensation and, generally, structures compensation to be exempt from Section 409A of the Code.  Compensation that cannot be structured to be exempt from Section 409A of the Code is generally structured to comply with Section 409A of the Code.  We have not provided any executives or other employees with any gross-up in connection with Section 409A of the Code.

ASC Topic 718

Accounting rules and pronouncements govern how we value option and restricted stock awards that we make and when those awards are to be recognized as compensation expense on our consolidated financial statements. Under ASC Topic 718, we calculate the full grant date fair value of awards using a variety of assumptions. This calculation is performed for accounting purposes, as an executive officer might never realize any value from the award. This may happen, for example, when the value of a share of stock on which the executive holds an option falls below the exercise price of the option and remains below the exercise price, rendering the option worthless to the executive. ASC Topic 718 also requires that companies recognize the compensation cost of a stock option or stock bonus award proportionately over the period that an employee is required to render service in exchange for a share-based payment.

Summary Compensation Table

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the following individuals for all services rendered in 2012 in all capacities to us and our subsidiaries:

•	our principal executive officer;

•	our principal financial officer;

•	our former principal financial officer; and

•	our three most highly compensated executive officers whose total compensation for the year ended December 31, 2012 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)		Total ($)
Larry Hsu, Ph.D.	2012	742,222	—	961,400	1,151,173	447,741	78,542		3,381,078
President and Chief	2011	720,166	—	1,286,620	1,686,027	579,600	75,609		4,348,022
Executive Officer	2010	682,043	—	933,800	1,290,806	546,000	83,744		3,536,393

Bryan M. Reasons(5)	2012	288,616	50,000	540,760	—	207,930	84,629		1,171,935
Senior Vice President, Finance and Chief Financial Officer (principal financial officer)

Michael J. Nestor	2012	486,009	—	271,700	325,332	410,445	21,732		1,515,218
President, Impax Pharmaceuticals division	2011	471,563	—	363,610	476,486	284,636	20,553		1,616,848
	2010	456,081	—	263,900	364,793	264,697	27,847		1,377,318

Carole S. Ben-Maimon, M.D.	2012	473,832	37,500	90,560	108,441	401,122	29,753		1,141,208
President, Global Pharmaceuticals division	2011	142,808	37,500	454,320	708,008	142,159	—		1,484,795

Mark A. Schlossberg	2012	457,339	—	181,140	216,891	392,445	67,736		1,315,551
Senior Vice President, General Counsel and Corporate Secretary	2011	294,231	100,000	637,200	1,108,330	270,000	122,514		2,532,275

Arthur A. Koch, Jr.(6)	2012	251,082	—	271,700	325,332	207,263	3,799,922	(7)	4,855,299
Former Executive Vice President, Finance and	2011	471,563	—	363,610	476,486	284,636	57,787		1,654,082
Chief Financial Officer	2010	448,292	—	263,900	364,793	275,010	59,881		1,411,876

(1)
Represents the aggregate grant date fair value of stock or option awards, as applicable, computed in accordance with ASC Topic 718, based on assumptions set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2013 and without giving effect to the estimate of forfeitures related to service-based vesting conditions.

(2)
For 2012, represents annual cash incentive awards paid in 2013 for 2012 performance. Signing bonuses paid in September 2012 in connection with the hiring of Dr. Ben-Maimon and in March 2012 and May 2012 in connection with the hiring of Mr. Reasons are included in the “Bonus” column.

(3)
In 2012, we paid matching contributions on amounts deferred by our named executive officers to our non-qualified deferred compensation plan and 401(k) plan from their respective 2012 salaries and cash incentive awards paid in 2012 with respect to 2011 performance.

(4)	“All Other Compensation” column for the year ended December 31, 2012 includes the following compensation items:

Name	Matching Contributions Under Non-Qualified Deferred Compensation Plan ($)	Matching Contributions Under 401(k) Plan ($)	Life Insurance Premium Payments ($)	Long-Term Disability Insurance Premium Payments ($)	Temporary Housing and Relocation Expense Allowance ($)	Tax Gross Up Payments(a) ($)
Larry Hsu, Ph.D.	66,091	7,500	3,135	—	—	1,816
Bryan M. Reasons	12,129	7,500	—	—	65,000	—
Michael J. Nestor	14,232	7,500	—	—	—	—
Carole S. Ben-Maimon M.D.	23,692	6,061	—	—	—	—
Mark A. Schlossberg	36,367	7,500	—	—	15,000	8,869
Arthur A. Koch, Jr.	30,119	7,500	369	4,346	—	2,079

(a)	Represents tax gross-up payments related to the payment of (i) life insurance premiums for Dr. Hsu and Mr. Koch and (ii) housing and relocation payments for Mr. Schlossberg.

(5)
M. Reasons was appointed Senior Vice President, Finance and Chief Financial Officer of the Company effective December 12, 2012.  He previously served as the Company’s Acting Chief Financial Officer from June 2012 to December 12, 2012 and joined the Company as the Company’s Senior Vice President, Finance on January 25, 2012.

(6)	Mr. Koch ceased to be executive officer of the Company on June 28, 2012.

(7)   In addition to the items listed under footnote 4 above, the following amounts are also included as “All Other Compensation” for Mr. Koch during the year ended December 31, 2012 in connection with his resignation from the Company in June 2012 and pursuant to the General Release and Waiver entered into between the Company and Mr. Koch effective as of July 17, 2012: (i) $532,002 in cash severance payments, (ii) $6,794 as the value attributed to the payment of continued medical insurance for Mr. Koch and his dependents from his resignation date through December 31, 2012, (iii) $2,849,763 as the aggregate grant date fair value, computed in accordance with footnote 1 above, attributed to the accelerated vesting of 55,000 unvested stock options and 32,000 shares of restricted stock (which represents the number of stock options and restricted stock that was scheduled to vest over the twelve months following Mr. Koch’s resignation), (iv) $66,670 for accrued but unused vacation time and (v) $300,280 for the payout of the vested balance amount under our non-qualified deferred compensation plan.

Grants of Plan-Based Awards During Year Ended December 31, 2012

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the year ended December 31, 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Units (#)(2)	Options (#)(2)	Awards ($/Sh)(2)	Awards ($)(3)
Larry Hsu, Ph.D.	—	—	596,988	895,482	—	—	—	—
	May 23, 2012	—	—	—	46,000	—	—	961,400
	May 23, 2012	—	—	—	—	115,000	20.90	1,151,173

Bryan M. Reasons(4)	—	—	146,019	219,028	—	—	—	—
	April 13, 2012	—	—	—	12,600	—	—	297,360
	October 26, 2012	—	—	—	10,000	—	—	243,400

Michael J. Nestor	—	—	293,175	439,763	—	—	—	—
	May 23, 2012	—	—	—	13,000	—	—	271,700
	May 23, 2012	—	—	—	—	32,500	20.90	325,332

Carole S. Ben-Maimon M.D.	—	—	284,820	427,230	—	—	—	—
	May 23, 2012	—	—	—	4,333	—	—	90,560
	May 23, 2012	—	—	—	—	10,833	20.90	108,441

Mark A. Schlossberg	—	—	275,400	413,100	—	—	—	—
	May 23, 2012	—	—	—	8,667	—	—	181,140
	May 23, 2012	—	—	—	—	21,667	20.90	216,891

Arthur A. Koch, Jr.(5)	—	—	293,175	439,763	—	—	—	—
	May 23, 2012	—	—	—	13,000	—	—	271,700
	May 23, 2012	—	—	—	—	32,500	20.90	325,332

(1)
The target payout is based on 80% of Dr. Hsu’s 2012 base salary and 60% of the respective 2012 base salaries of Messrs. Koch, Nestor, Schlossberg and Dr. Ben-Maimon.  The maximum payout is based on 120% of Dr. Hsu’s 2012 base salary and 90% of the respective 2012 base salaries of Messrs. Koch, Nestor, Schlossberg and Dr. Ben-Maimon to be awarded for superior performance.  Mr. Reasons was appointed Senior Vice President, Finance and Chief Financial Officer of the Company effective December 12, 2012.  Pursuant to his employment agreement dated as of December 12, 2012, Mr. Reason’s annual cash incentive award for 2012 was targeted at 50% of his base salary up to a maximum of 75% of his base salary.  We have the discretion to pay at, above or below these percentage targets depending on our overall financial and operational performance and the executive officer’s individual performance. See “— Compensation Discussion and Analysis — Components of Our Executive Compensation Program — Cash Incentive Awards” for a discussion of performance goals that the named executive officers should achieve to earn the awards.

(2)
The stock option and restricted stock awards shown in the table were made under our 2002 Plan. The stock option and restricted stock grants vest in four equal annual installments beginning on the first anniversary of the date of grant. The exercise price of the option is the closing trading price of our common stock on the date of grant.

(3)
Represents the grant date fair value of stock or option awards, as applicable, computed in accordance with ASC Topic 718, based on assumptions set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2013 and without giving effect to the estimate of forfeitures related to service-based vesting conditions.

(4)
Mr. Reasons was appointed Senior Vice President, Finance and Acting Chief Financial Officer of the Company in June 2012 and subsequently appointed as Senior Vice President, Finance and Chief Financial Officer effective December 2012.  The restricted stock awards shown in the table above for Mr. Reasons were made prior to Mr. Reasons being appointed a named executive officer of the Company.

(5)
Mr. Koch ceased to be an executive officer of the Company on June 28, 2012.  Pursuant to the General Release and Waiver effective as of July 17, 2012 between Mr. Koch and the Company in connection with Mr. Koch’s resignation from the Company, Mr. Koch received a lump sum cash payment in the amount of $207,263 in March 2013, representing the pro rata portion of Mr. Koch’s target cash annual incentive award for 2012 based on achievement of the Company’s performance targets.

Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables

Agreements with Our Named Executive Officers

During 2012, we had employment agreements with each of our named executive officers.

Effective January 1, 2010, we entered into employment agreements with Dr. Hsu and Messrs. Koch and Nestor which had the effect of terminating any prior employment agreement with such named executive officer.  We entered into employment agreements with Mr. Schlossberg, Dr. Ben-Maimon and Mr. Reasons on May 2, 2011, November 7, 2011 and December 12, 2012, respectively. The employment agreement with Mr. Reasons expires on December 31, 2013, unless further extended or terminated earlier as provided in the agreements. Each agreement automatically renews for a one-year period unless either party provides at least 90 days written notice of non-renewal prior to the end of the applicable term or unless it is terminated earlier.

Pursuant to the agreements, the annual base salary for Dr. Hsu, Messrs. Koch, Nestor, Schlossberg, Dr. Ben-Maimon and Mr. Reasons was initially set at $700,000, $458,350, $458,350, $450,000, $470,000 and $385,000 respectively, subject to increase or decrease as determined by the board or the compensation committee. The named executive officers are also eligible to receive: (i) an annual cash incentive bonus based upon a percentage of each person’s base salary and the attainment of goals established in writing by the board or its compensation committee; (ii) grants of stock options and restricted stock in an amount and on the terms determined by the compensation committee; and (iii) other compensation that may be awarded by the board or the compensation committee.  Pursuant to her employment agreement, Dr. Ben-Maimon received a one-time hiring bonus of $75,000 with one-half of such hiring bonus paid in 2011 and the outstanding amount paid in September 2012.  Pursuant to his employment agreement, Mr. Schlossberg received a one-time hiring bonus of $100,000, a relocation allowance in the net amount of $100,000 (with such amount grossed up to account for all applicable taxes and other required withholdings) and reimbursement of temporary living expenses in an amount up to $3,000 per month for a period up to May 2012.  Pursuant to his employment agreement, Mr. Reasons received and will continue to receive certain relocation benefits, including a relocation allowance in the gross amount of $130,000 and reimbursement of temporary living expenses in an amount up to $3,000 per month for a period up to August 2013.  Each named executive officer is also entitled to have the benefit of all group life, disability, hospital, surgical and major medical insurance plans and other employee benefit plans made available to our executive personnel.  In addition, the agreement with Dr. Hsu also provides that during the term of his employment, the board will nominate and recommend to stockholders his election as our director.

The employment agreements may be terminated by us with or without “cause” or by the named executive officer without “good reason” or for no reason, as such terms are defined in the agreements.

The employment agreements require the named executive officers to maintain the confidentiality of information relating to our company during and after the term of the agreement and also contain non-competition, non-solicitation, non-disparagement and cooperation covenants as well as other provisions customary for this type of employment agreement.

Additionally, the employment agreements contain provisions that provide for certain payments upon termination or a change in control of our company. See “— Potential Payments upon Termination or Change in Control — Potential Payments to Our Named Executive Officers upon Termination or Change in Control” for a discussion of potential payments to Dr. Hsu, Messrs. Reasons, Nestor, and Schlossberg and Dr. Ben-Maimon upon a termination of their employment with us.

Separation Agreement

Arthur A. Koch, Jr. Mr. Koch and the Company entered into a General Release and Waiver, or the Release, effective as of July 17, 2012 in connection with Mr. Koch’s resignation from the Company on June 28, 2012.  Pursuant to the Release, Mr. Koch provided a general release of claims against the Company. The Company agreed to provide Mr. Koch with termination benefits consisting of (i) an aggregate of $1,152,672 in cash to be paid in equal installments over 12 consecutive months in accordance with the Company’s normal payroll practices, (ii) a lump sum cash payment to be paid by the Company no later than March 15, 2013 in an amount to equal the pro rata portion of Mr. Koch’s target bonus for the fiscal year 2012 based on achievement of the Company’s corporate performance goals, (iii) continued Company-paid medical insurance benefits for Mr. Koch and his dependents for up to 24 months following June 28, 2012 and (iv) acceleration of the vesting of Mr. Koch’s unvested stock options and shares of restricted stock scheduled to vest within the 12 month period following June 28, 2012 and the right to exercise his vested stock options until June 28, 2013. Mr. Koch remains subject to the confidentiality provisions and the non-competition, non-solicitation and non-disparagement covenants of his employment agreement dated January 1, 2010.

Outstanding Equity Awards at December 31, 2012

The following table sets forth the information regarding the outstanding option and stock awards for our named executive officers at December 31, 2012.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)
Larry Hsu, Ph.D.	03/10/2003	75,000	—	3.04	03/10/2013	—	—
	05/20/2009	371,250	123,750	6.55	05/20/2019	34,500	706,905
	05/26/2010	57,500	57,500	20.30	05/26/2020	23,000	471,270
	05/11/2011	28,750	86,250	27.97	05/11/2021	34,500	706,905
	05/23/2012	—	115,000	20.90	05/23/2022	46,000	942,540

Bryan M. Reasons	04/13/2012	—	—	—	—	12,600	258,174
	10/26/2012	—	—	—	—	10,000	204,900

Michael J. Nestor	06/06/2008	75,000	—	8.53	06/06/2018	—	—
	05/20/2009	24,375	8,125	6.55	05/20/2019	3,250	66,593
	05/26/2010	16,250	16,250	20.30	05/26/2020	6,500	133,185
	05/11/2011	8,125	24,375	27.97	05/11/2021	9,750	199,778
	05/23/2012	—	32,500	20.90	05/23/2022	13,000	266,370

Carole S. Ben-Maimon M.D.	10/28/2011	18,750	56,250	18.93	10/28/2021	18,000	368,820
	05/23/2012	—	10,833	20.90	05/23/2022	4,333	88,783

Mark A. Schlossberg	07/08/2011	25,000	75,000	21.24	07/08/2021	22,500	461,025
	05/23/2012	—	21,667	20.90	05/23/2022	8,667	177,587

(1)	All options and restricted stock vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment.

(2)	Based on the closing trading price of common stock of $20.49 per share at December 31, 2012.

Mr. Koch ceased to be an executive officer of the Company on June 28, 2012 and pursuant to the General Release and Waiver entered into by Mr. Koch in connection with his resignation from the Company, the vesting of 55,000 shares of stock underlying options and 32,000 shares of restricted stock, representing all of Mr. Koch’s unvested stock options and shares of restricted stock as of June 28, 2012 scheduled to vest within 12 months of such date were automatically accelerated.  Mr. Koch also has the right to exercise all his vested options until June 28, 2013.

Option Exercises and Stock Vested During Year Ended December 31, 2012

The following table provides information about the value realized by the named executive officers on the exercise of option awards and the vesting of stock awards during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Larry Hsu, Ph.D.	100,000	1,322,000	57,500	1,220,610
Bryan M. Reasons(3)	—	—	—	—
Michael J. Nestor	—	—	17,250	364,951
Carole S. Ben-Maimon	—	—	6,000	146,040
Mark A. Schlossberg	—	—	7,500	151,875
Arthur A. Koch, Jr.(4)	126,750	1,588,733	60,750	1,260,843

(1)	The value realized is calculated by determining the difference between the closing trading price of the underlying common stock at exercise and the exercise price of the option awards.

(2)	The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the closing trading price of the common stock on the vesting date.

(3)	Mr. Reasons was appointed Senior Vice President, Finance and Chief Financial Officer of the Company effective December 12, 2012.

(4)
Mr. Koch ceased to be an executive officer of the Company on June 28, 2012 and pursuant to the General Release and Waiver entered into by Mr. Koch in connection with his resignation from the Company, the vesting of 55,000 shares of stock underlying options and 32,000 shares of restricted stock, representing all of Mr. Koch’s unvested stock options and shares of restricted stock as of June 28, 2012 scheduled to vest within 12 months of such date were automatically accelerated.  Mr. Koch also has the right to exercise all his vested options until June 28, 2013.

Non-Qualified Deferred Compensation During Year Ended December 31, 2012

The following table sets forth the benefits received by our named executive officers under our non-qualified deferred compensation plan during the year ended December 31, 2012 as well as the aggregate non-qualified deferred compensation balances at December 31, 2012:

Name	Executive Contributions in 2012 ($)(1)	Registrant Contributions in 2012 ($)(2)	Aggregate Earnings / (Loss) in 2012($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2012 ($)(3)
Larry Hsu, Ph.D.	132,182	66,091	178,629	—	1,804,409
Bryan M. Reasons(4)	24,258	12,129	1,443	—	37,829
Michael J. Nestor	28,464	14,232	30,427	—	227,738
Carole S. Ben-Maimon, M.D.	47,383	23,692	8	—	71,083
Mark A. Schlossberg	72,734	36,367	8,674	—	148,950
Arthur A. Koch, Jr.(5)	60,239	30,119	98,206	300,280	500,120

(1)	Represents amounts deferred by each named executive officer to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Salary” for 2012 as follows:

Name	2012 Salary Contributions ($)
Larry Hsu, Ph.D.	74,222
Bryan M. Reasons	24,258
Michael J. Nestor	—
Carole S. Ben-Maimon, M.D.	47,383
Mark A. Schlossberg	45,734
Arthur A. Koch, Jr.	31,775

Amounts deferred by named executive officers to our non-qualified deferred compensation plan from their respective cash incentive awards paid in 2013 for 2012 performance and our matching contributions related to such deferred compensation made in 2013 will be included in the next year’s Non-Qualified Deferred Compensation table.

(2)	These amounts are reported under “All Other Compensation” in the Summary Compensation Table above.

(3)
Of the amounts shown, the following were included in the Summary Compensation Table and represent the amounts deferred by Dr. Hsu and Mr. Koch, respectively, from cash incentive awards paid in 2012 for 2011 performance, 2011 salary, cash incentive awards paid in 2011 for 2010 performance, 2010 salary and cash incentive awards paid in 2010 for 2009 performance: Dr. Hsu — $57,960, $72,017, $54,600, $68,204 and $71,550; Mr. Koch — $28,464, $47,156, $27,501, $44,829 and $35,360.  Of the amounts shown, the amount of $28,464, $26,470 and $38,937 were included in the Summary Compensation Table as deferred by Mr. Nestor from cash incentive awards paid in 2012 for 2011 performance, paid in 2011 for 2010 performance and paid in 2010 for 2009 performance, respectively.  Of the amounts shown, the amount of $27,000 and $20,769 were included in the Summary Compensation Table as deferred by Mr. Schlossberg from cash incentive awards paid in 2012 for 2011 performance and from 2011 salary, respectively.  For information regarding named executive officers’ deferrals from their respective 2012 salaries and cash incentive awards paid in 2012 for 2011 performance, see footnote 1 above. Our matching contributions relating to 2012, 2011 and 2010 salary payments and cash incentive awards paid in 2012 for 2011 performance, paid in 2011 for 2010 performance and paid in 2010 for 2009 performance were reported in “All Other Compensation” column in the Summary Compensation Table.

(4)
Mr. Reasons was appointed Senior Vice President, Finance and Chief Financial Officer of the Company effective December 12, 2012.  He previously served as the Company’s Acting Chief Financial Officer from June 2012 to December 12, 2012 and joined the Company as the Company’s Senior Vice President, Finance in January 2012.

(5)
Mr. Koch ceased to be an executive officer of the Company on June 28, 2012 and in connection with his resignation from the Company, withdrew a portion of the vested accrued benefits under our non-qualified deferred compensation plan during the year ended December 31, 2012.

Narrative Disclosure to Non-Qualified Deferred Compensation Table

Our non-qualified deferred compensation plan permits highly-compensated individuals to receive a similar level of benefits (in terms of the overall percentage of their income eligible for tax deferral and employer matching contributions) as are available to employees with lower levels of income. Each participant can defer up to 75% of the participant’s base salary and up to 100% of the amount of the participant’s bonus or cash incentive awards. We make a matching contribution for each participant equal to 50% of the participant’s contribution up to 10% of base salary and bonus and cash incentive awards per year. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. Participants are fully vested in their contributions when made. Our matching contributions vest depending on the number of years of service, with participants being fully vested after five years of service. No contributions are forfeited as a result of a separation due to death, disability, termination of the plan or a change in control.

Benefits attributable to a participant may be valued as if they were invested in one or more investment funds, as directed by participants in writing.  The investment funds and their annual rates of return for the fiscal year ended December 31, 2012 are contained in the table below.  Participants may change their selection of investment funds from time to time in writing in accordance with the procedure established by the plan administrator. Changes will take effect as soon as administratively practicable.

Name of Valuation Fund	Rate of Return in 2012
Fidelity VIP Money Market	0.04%
MFS/Sun Life Government Securities	2.53%
PIMCO Total Return	9.60%
MFS/Sun Life Total Return	11.34%
MFS/Sun Life Value	16.22%
Dreyfus Stock Index	15.74%
T. Rowe Price Blue Chip Growth	18.26%
AllianceBern Small/Mid Cap Val	18.75%
Fidelity VIP Mid Cap	14.83%
Delaware VIP Small Cap Value	13.90%
AllianceBern. International Value	14.53%
MFS/Sun Life Emerging Market	18.99%
MFS Global Real Estate	30.03%

If a participant terminates his or her employment, or an eligible consultant ceases to render service to us, for any reason, including death, we will pay the participant an amount equal to the value of the vested balance credited to the participant’s plan account. If the participant has died, the balance of that account will be paid to one or more beneficiaries designated by the participant. See “— Potential Payments upon Termination or Change in Control — Non-Qualified Deferred Compensation Plan” for a description of the form of payouts, withdrawals and other distributions under our non-qualified deferred compensation plan.

Description of 2001 Non-Qualified Employee Stock Purchase Plan

The following description of the material terms of the 2001 Non-Qualified Employee Stock Purchase Plan, referred to as the “2001 Plan,” is intended as a summary only and is qualified in its entirety by reference to the complete text of such plan.

2001 Plan

In February 2001, in order to encourage employee ownership of our common stock, the board approved the 2001 Plan, under which we can issue 500,000 shares of common stock, subject to certain adjustments as set forth in such plan. The 2001 Plan provides an opportunity for employees to purchase common stock at a 15% discount to the market price through payroll deductions or lump sum cash investments of up to $25,000 in any one calendar year. The 2001 Plan is administered by the compensation committee, which has the authority to interpret, amend and make any determinations necessary to administer the 2001 Plan.

Potential Payments upon Termination or Change in Control

In 2012, upon termination of employment and/or upon a change in control, each of our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:

•	employment agreements with our named executive officers;

•	our 1999 Plan and 2002 Plan; and

•	our non-qualified deferred compensation plan.

Employment Agreements with Our Named Executive Officers

Employment Agreement Terms

The employment agreements with our named executive officers specify our obligations to each such officer upon termination of his respective employment under various circumstances. Each employment agreement may be terminated upon the death of the named executive officer, by us on 30 days written notice upon the disability of the named executive officer, by us upon written notice to the named executive officer with or without “cause” and by the named executive officer upon 60 days written notice without “good reason” or at any time prior to the 60th day after any event providing “good reason,” provided such event is not cured within 30 days.

Under the terms of the employment agreements, “disability” means the inability of the named executive officer to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 180 calendar days in any consecutive 365-day period, or (ii) is likely to continue for a period of at least six consecutive months from its commencement as projected by our board in good faith after consulting with a doctor selected by us and consented to by the named executive officer (or, in the event of his incapacity, by his legal representative), such consent not to be unreasonably withheld.

Under the terms of the employment agreements, “cause” means:

•	the willful and continued failure of the named executive officer to substantially perform his obligations under the agreement, provided there is a 15-day cure period;

•	the named executive officer’s indictment for, conviction of, or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude or dishonesty;

•	the named executive officer’s willful misconduct in the performance of his duties; or

•	the named executive officer’s willful misconduct other than in the performance of his duties that is actually or potentially materially injurious to us, monetarily or otherwise.

Under the terms of the employment agreements, “good reason” means:

•	a material breach of the agreement;

•
a material diminution in the authorities, duties or responsibilities of the named executive officer set forth in his respective agreement (other than temporarily while such officer is physically or mentally incapacitated and unable to properly perform such duties, as determined by our board in good faith);

•	the loss of any of the titles granted to the named executive officer in his respective agreement;

•
a material reduction by us in the base salary or in any of the percentages of base salary payable as an annual cash incentive award to the named executive officer, but, except in the case of a reduction following a “change in control,” not including (a) a reduction in base salary or in any of the percentages of base salary payable as an annual cash incentive award which is consistent with the reduction in base salary or in any of the percentages of base salary payable as an annual cash incentive award imposed on all of our senior executives, or (b) a reduction in base salary or in any of the percentages of base salary payable as an annual cash incentive award based on the results of peer benchmark data obtained by our board and after approval of the board;

•	the relocation of the named executive officer to an office more than 50 miles from his then-current location;

•	the assignment to the named executive officer of duties or responsibilities that are materially inconsistent with any of his duties and responsibilities set forth in his respective agreement;

•	a material change in the reporting structure set forth in his respective agreement; or

•
our failure to obtain the assumption in writing of our obligation to perform the named executive officer’s respective agreement by any successor in connection with a sale or other disposition by us of all or substantially all of our assets or businesses within 10 days after such sale or other disposition.

In addition, Dr. Hsu may also terminate his employment agreement with us for good reason if we fail to nominate or re-nominate him to serve as a director, other than as a result of his death or disability or a legal prohibition.

Under the terms of the employment agreements, a “change of control” means (provided each event is a “change in control event” within the meaning of Section 409A of the Code):

•
any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than us, any trustee or other fiduciary holding securities under any of our employee benefit plans, or any company owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our common stock), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our company representing more than 50% of our combined voting power then outstanding, referred to as “greater than 50% holders”;

•
during any period of 12 consecutive months, the individuals who, at the beginning of such period, constitute our board, and any new director whose election by our board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of our board;

•
a merger or consolidation of our company with any other corporation or other entity, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto (and held by persons that are not affiliates of the acquirer) continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of our voting securities or such surviving entity immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no person (other than greater than 50% holders) acquires more than 50% of our voting securities shall not constitute a change of control; or

•
the consummation of a sale or other disposition by us of all or substantially all of our assets, including a liquidation, other than the sale or other disposition of all or substantially all of our assets to a person or persons who beneficially own, directly or indirectly, more than 50% of our voting securities immediately prior to the time of the sale or other disposition.

Employment Agreement Benefits

Upon the death of a named executive officer, such officer’s estate shall receive: (i) any earned but unpaid base salary through the termination date; (ii) any annual cash incentive award earned but unpaid for the prior fiscal year, which amount will be paid within two and one-half months following the end of the calendar year to which it relates; (iii) reimbursement for any unreimbursed expenses properly incurred and paid through the termination date; (iv) any accrued but unused vacation time; (v) all vested stock options and restricted stock; and (vi) vested accrued benefits and other payments, if any, which such officer or his dependents are entitled to under our employee benefit arrangements, plans and programs, as of the termination date, except severance pay plans, collectively referred to as the “amounts and benefits.” If the termination event occurs after our first fiscal quarter of any year, we will pay a pro rata portion of such officer’s annual cash incentive award, to be determined by multiplying the amount of such award which would be due for the full fiscal year, as determined by our board, by a fraction, the numerator of which is the number of days during the fiscal year of termination such officer was employed and the denominator of which is 365, referred to as the “pro rata award,” which amount will be paid within two and one-half months following the end of the calendar year to which it relates. In addition, all unvested restricted stock granted to such officer will immediately vest and the portion of unvested stock options of such officer which are scheduled to vest in the calendar year of the termination will vest upon the certification of the compensation committee based on the achievement of performance goals through the termination date.

If the employment of a named executive officer is terminated by us on 30 days written notice upon the disability of such officer, we will pay the officer the amount and benefits, the pro rata award and medical benefits for six months. In addition, upon the receipt of a general release of claims from such officer, 50% of all unvested restricted stock granted to such officer will immediately vest on the termination date and the portion of the unvested stock options of such officer scheduled to vest in the calendar year of the termination will vest upon the certification of the compensation committee based on the achievement of performance goals through the termination date.

If the employment of a named executive officer is terminated for cause by us or without good reason by such officer, we will pay the officer the amount and benefits.

If the employment of a named executive officer is terminated without cause by us or for good reason by such officer, we will pay the officer the amounts and benefits. In addition, each named executive officer will receive the following:

•
Dr. Hsu. Dr. Hsu will be paid or provided with (i) a cash severance in an amount equal to the sum of (a) the balance of the base salary due under his employment agreement or two times his base salary as then in effect, whichever is greater, plus (b) an amount equal to two times the average of the annual cash incentive awards received for all fiscal years during the term of his agreement, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date; (ii) the pro rata award, which amount will be paid within two and one-half months following the end of the calendar year to which it relates; and (iii) all benefits for 24 months from the termination date. In addition, the vesting of all of Dr. Hsu’s unvested stock options and restricted stock will be accelerated by 12 months and his stock options will remain exercisable for 12 months following the termination date.

•
Messrs. Reasons, Nestor, Schlossberg and Dr. Ben-Maimon. Messrs. Reasons, Nestor and Schlossberg and Dr. Ben-Maimon will be paid or provided with (i) a cash payment in an amount equal to the sum of (a) the balance of the base salary due under his respective employment agreement or one and one half times his respective base salary as then in effect, whichever is greater, plus (b) an amount equal to one and one half times the average of the annual cash incentive awards received by such officer for all fiscal years during the term of his respective agreement, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date; (ii) the pro rata award; and (iii) all benefits for 24 months from the termination date. In addition, all of the unvested stock options and restricted stock held by Messrs. Reasons, Nestor and Schlossberg and Dr. Ben-Maimon respectively, will be accelerated by 12 months and such stock options will remain exercisable for 12 months following his respective termination date.

If the employment of a named executive officer is terminated without cause by us or for good reason by the named executive officer within 60 days preceding or 12 months following a change in control, we will pay such officer the amounts and benefits. In addition, each named executive officer will receive the following:

•
Dr. Hsu. Dr. Hsu will be paid (i) a cash severance in an amount equal to the sum of (a) the balance of the base salary due under his agreement or two and one half times his then current base salary, whichever is greater, plus (b) an amount equal to two and one half times the average of the annual cash incentive awards received for all fiscal years during the term of the agreement, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date; and (ii) the pro rata award, which amount will be paid within two and one-half months following the end of the calendar year to which it relates.

•
Messrs. Reasons, Nestor, Schlossberg and Dr. Ben-Maimon. Messrs. Reasons, Nestor and Schlossberg and Dr. Ben-Maimon will be paid or provided with (i) an amount equal to the sum of (a) the balance of the base salary due such officer under his respective agreement or two and one quarter times such officer’s then current base salary, whichever is greater, plus (b) an amount equal to two and one quarter times the average of the annual cash incentive awards received by such officer for all fiscal years during the term of the agreement, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date, and (ii) in the event such termination or resignation occurs following our first fiscal quarter of any year, the pro rata award, which amount will be paid within two and one-half months following the end of the calendar year to which it relates.

Each named executive officer will also receive all benefits for 24 months from the termination date and each officer’s unvested stock options and restricted stock will be accelerated to the termination date and his stock options will remain exercisable for 12 months following the termination date.

Under each employment agreement, upon a termination by us without cause or by the named executive officer for good reason, whether or not following a change of control, our obligation to (i) make severance payments and (ii) distribute, accelerate vesting periods or extend exercise periods with respect to restricted stock or stock options, as applicable, except for the provision of the amounts and benefits, is conditioned upon the receipt of a general release of claims from the named executive officer. In addition, any severance payable under an employment agreement which remains unpaid or other benefits yet to be received in connection with a termination by us without cause or by the named executive officer for good reason, whether or not following a change of control, will be forfeited by the named executive officer for failure to comply with the terms of the confidentiality and non-disclosure provisions, the non-solicitation covenants, the non-disparagement covenant, and the cooperation covenants.

Stock Incentive Plans and Award Agreements

The table below sets forth the benefits that each named executive officer holding awards granted under our 1999 Plan and 2002 Plan would be entitled to receive should his employment terminate under the following specified circumstances. These rights and benefits may be amended or modified as otherwise determined by the board at the time that a grant or award is made or, if the named executive officer’s rights are not reduced, thereafter:

Termination Circumstance	Stock Incentive Plan Benefit
Death or disability
The vested portion of any stock option as of the date of death or disability may be exercised within one year from the date of death or disability, but in no event after the stated expiration of the option.

Termination other than death, disability or for cause (1)	The vested portion of any stock option as of the date of termination may be exercised within 30 days from the date of termination, but in no event after the stated expiration of the option.

(1)
Under the 1999 Plan and 2002 Plan, “cause” is defined as under an applicable employment or consulting agreement. If there is no such agreement or no such definition in an agreement, “cause” is defined to mean dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of duties.

Under each of our 1999 Plan and 2002 Plan, if, in the event of a “change in control,” the surviving corporation refuses to assume or to substitute with similar awards the outstanding awards granted under these plans, then all such outstanding awards will become immediately exercisable, referred to as an “equity plan change in control event.” The award will terminate if it is not exercised at or prior to the event constituting the change in control.

For these purposes, a “change in control” means:

•	a sale of all or substantially all of our assets;

•	a merger or consolidation in which we are not the surviving corporation; or

•
a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

Pursuant to the terms of our standard stock bonus award agreement under the 2002 Plan, the vesting of a restricted stock award granted to named executive officers under the 2002 Plan is accelerated in full as of the date of any of the following events: (i) an executive’s death or disability; (ii) a change within a 12-month period in the holders of more than 50% of our outstanding common stock (other than as provided under our 2002 Plan); or (iii) any other event deemed to constitute a “change of control” by the board (other than as provided under our 2002 Plan), events (ii) and (iii) collectively referred to as an “2002 award agreement change of control event.”

Non-Qualified Deferred Compensation Plan

Our non-qualified deferred compensation plan provides that matching contributions by us vest depending on the number of years of service for each named executive officer, with such officers being fully vested after five years of service. Upon the occurrence of a named executive officer’s death or “disability,” the amount of matching contributions by us to such officer under the plan will immediately vest. Further, upon the occurrence of a “change in control” of our company, the amount of matching contributions by us to the named executive officers under the plan will immediately vest.

Under the non-qualified deferred compensation plan, “disability” is generally defined as a physical or mental condition whereby the named executive officer: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of such named executive officer’s employer.

Under the non-qualified deferred compensation plan, a “change in control” is generally defined as a change in the ownership or effective control of our company, or in the ownership of a substantial portion of the assets of our company, as defined and determined under Section 409A(a)(2)(A)(v) of the Code, Treasury Notice 2005-1 and any further guidance published with respect to such term, and includes any one of the following events:

•	a change in ownership in which a person, group or entity acquires more than 50% of the total fair market value or total voting power of our stock;

•	a person, group or entity acquires (in a 12-month period) ownership of stock with 35% or more of the total voting power of our stock;

•	a majority of the board is replaced in a 12-month period by directors whose appointment or election was not endorsed by a majority of the board before their appointment or election; or

•	a change in ownership of a substantial portion of our assets in which a person, group or entity acquires 40% or more of the gross fair market value of our assets.

The payment of unvested matching contributions under the plan to our named executive officers (or such officer’s estate) in the event of death, disability or a change in control will be made as follows:

•
upon death, (i) if the payment of benefits under the plan had commenced, pursuant to the then existing benefit payment plan, or (ii) if the payment of benefits under the plan had not yet commenced, in a lump sum payment as soon as administratively possible;

•	upon disability, in a lump sum payment not earlier than the sixth month following the named executive officer’s disability; and

•
upon a change in control, as specified by such named executive officer in the distribution election, (i) a lump sum payment as soon as administratively possible; or (ii) annual installments for a period of up to 15 years (or in the event of payment of an in-service account, a maximum of five years) with annual payments equal to the balance of the account immediately prior to the payment, multiplied by a fraction, the numerator of which is one and the denominator of which commences at the number of annual payments initially chosen and is reduced by one in each succeeding year.

Potential Payments to Our Named Executive Officers upon Termination or Change in Control

Potential Payments upon Termination

The following table shows the estimated amount of payments and benefits that would be provided by us (or our successor) to each of the named executive officers under the plans and agreements described above assuming that their employment was terminated as of December 31, 2012 for various reasons as described below:

	Reason for Termination of Employment
Named Executive Officer and Nature of Payment	Terminated by Us without Cause or by Officer With Good Reason (no Change in Control)		Terminated by Us for Cause		Terminated by Officer without Good Reason		Disability		Death		Terminated by Us without Cause or by Officer for Good Reason in Connection with a Change of Control
Larry Hsu, Ph.D.
Base Severance Payment	126,288	(1)	126,288	(1)	126,288	(1)	0	(1)	126,288	(1)	126,288	(1)
Accrued Benefits	0	(2)	0	(2)	0	(2)	90,000	(2)	1,500,000	(2)	0	(2)
Cash Severance Payment	2,541,364	(3)	—		—		—		—		3,176,704	(3)
Pro Rata Award	447,741	(4)	—		—		447,741	(4)	447,741	(4)	447,741	(4)
Cost of continuation of benefits	40,476	(5)	—		—		10,120	(6)	—		40,476	(5)
Value of accelerated stock options	1,730,537	(7)	—		—		0	(8)	0	(8)	1,736,000	(9)
Value of accelerated restricted stock	1,413,810	(10)	—		—		1,767,262	(11)	2,827,620	(12)	2,827,620	(12)
Non-Qualified Deferred Compensation	—		—		—		—		—		—
Total	6,300,216		126,288		126,288		2,315,123		4,901,649		8,354,829
Bryan M. Reasons
Base Severance Payment	15,409	(1)	15,409	(1)	15,409	(1)	0	(1)	15,409	(1)	15,409	(1)
Accrued Benefits	0	(2)	0	(2)	0	(2)	1,747,500	(2)	385,000	(2)	0	(2)
Cash Severance Payment	577,500	(13)	—		—		—		—		866,250	(13)
Pro Rata Award	207,930	(4)	—		—		207,930	(4)	207,930	(4)	207,930	(4)
Cost of continuation of benefits	46,944	(5)	—		—		11,736	(6)	—		46,944	(5)
Value of accelerated stock options	0	(7)	—		—		0	(8)	0	(8)	0	(9)
Value of accelerated restricted stock	116,768	(10)	—		—		463,074	(11)	463,074	(12)	463,074	(12)
Non-Qualified Deferred Compensation	—		—		—		12,610	(14)	12,610	(14)	12,610	(14)
Total	964,551		15,409		15,409		2,442,850		1,084,023		1,612,217
Michael J. Nestor
Base Severance Payment	25,954	(1)	25,954	(1)	25,954	(1)	0	(1)	25,954	(1)	25,954	(1)
Accrued Benefits	0	(2)	0	(2)	0	(2)	420,000	(2)	589,000	(2)	0	(2)
Cash Severance Payment	1,212,817	(15)	—		—		—		—		1,819,226	(15)
Pro Rata Award	410,445	(4)	—		—		410,445	(4)	410,445	(4)	410,445	(4)
Cost of continuation of benefits	56,904	(5)	—		—		14,226	(6)	—		56,904	(5)
Value of accelerated stock options	114,806	(7)	—		—		0	(8)	0	(8)	116,351	(9)
Value of accelerated restricted stock	266,370	(10)	—		—		632,629	(11)	665,925	(12)	665,926	(12)
Non-Qualified Deferred Compensation	—		—		—		15,183	(14)	15,183	(14)	15,183	(14)
Total	2,087,296		25,954		25,954		1,492,483		1,706,507		3,109,989
Carole S. Ben-Maimon, M.D.
Base Severance Payment	24,773	(1)	24,773	(1)	24,773	(1)	0	(1)	24,773	(1)	24,773	(1)
Accrued Benefits	0	(2)	0	(2)	0	(2)	1,005,000	(2)	475,000	(2)	0	(2)
Cash Severance Payment	1,119,510	(16)	—		—		—		—		1,679,265	(16)
Pro Rata Award	401,122	(4)	—		—		401,122	(4)	401,122	(4)	401,122	(4)
Cost of continuation of benefits	48,447	(5)	—		—		12,112	(6)	—		48,447	(5)
Value of accelerated stock options	28,860	(7)	—		—		0	(8)	0	(8)	87,750	(9)
Value of accelerated restricted stock	145,131	(10)	—		—		457,603	(11)	457,603	(12)	457,603	(12)
Non-Qualified Deferred Compensation	—		—		—		18,955	(14)	18,955	(14)	18,955	(14)
Total	1,767,843		24,773		24,773		1,894,792		1,377,453		2,717,915
Mark A. Schlossberg
Base Severance Payment	49,134	(1)	49,134	(1)	49,134	(1)	0	(1)	49,134	(1)	49,134	(1)
Accrued Benefits	0	(2)	0	(2)	0	(2)	1,147,500	(2)	459,000	(2)	0	(2)
Cash Severance Payment	1,185,335	(17)	—		—		—		—		1,778,002	(17)
Pro Rata Award	392,445	(4)	—		—		392,445	(4)	392,445	(4)	392,445	(4)
Cost of continuation of benefits	56,904	(5)	—		—		14,226	(6)	—		56,904	(5)
Value of accelerated stock options	0	(7)	—		—		0	(8)	0	(8)	0	(9)
Value of accelerated restricted stock	198,056	(10)	—		—		638,612	(11)	638,612	(12)	638,612	(12)
Non-Qualified Deferred Compensation	—		—		—		39,720	(14)	39,720	(14)	39,720	(14)
Total	1,881,874		49,134		49,134		2,232,503		1,578,911		2,954,817
Arthur A, Koch(18)
Base Severance Payment	76,067	(1)	—		—		—		—		—
Accrued Benefits	0		—		—		—		—		—
Cash Severance Payment	1,152,672		—		—		—		—		—
Pro Rata Award	207,263		—		—		—		—		—
Cost of continuation of benefits	48,447		—		—		—		—		—
Value of accelerated stock options	472,001		—		—		—		—		—
Value of accelerated restricted stock	687,680		—		—		—		—		—
Non-Qualified Deferred Compensation	300,280		—		—		—		—		—
Total	2,944,410		—		—		—		—		—

(1)
Represents the amount payable under the named executive officer’s employment agreement for (i) any earned but unpaid base salary through the termination date; (ii) any annual cash incentive award earned but unpaid for the prior fiscal year, which amount is paid within two and one-half months following the end of the then current calendar year; and (iii) any accrued but unused vacation time.

(2)
Represents the amount payable under the named executive officer’s employment agreement for vested accrued benefits and other payments, if any, which such officer or his dependents are entitled to under our employee benefit arrangements, plans and programs, as of the termination date, except severance pay plans.

(3)	Represents the amount payable under Dr. Hsu’s employment agreement with us, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date.

(4)
Represents the estimated amount of the pro rata award payable under the named executive officer’s employment agreement, which amount will be paid within two and one-half months following the end of the calendar year to which it relates.

(5)	Represents the estimated cost to continue the named executive officer’s benefits for a period of 24 months from the termination date.

(6)	Represents the estimated cost to continue the named executive officer’s medical benefits for a period of 6 months from the termination date under such officer’s employment agreement.

(7)
Represents the value realized on the acceleration of the vesting of all unvested stock options scheduled to vest within 12 months from the termination date, which value is determined for each unvested stock option (subject to vesting within 12 months) by subtracting the exercise price for such stock option from $20.49, the closing price of our common stock on December 31, 2012, the termination date.

(8)
Represents the value realized on the acceleration of the vesting of all unvested stock options scheduled to vest in the calendar year of the termination upon the certification of the compensation committee based on the achievement of performance goals through the termination date, which value is determined for each unvested stock option by subtracting the exercise price for such stock option from $20.49, the closing price of our common stock on December 31, 2012, the termination date.

(9)
Represents the value realized on the acceleration of the vesting of all unvested stock options, which value is determined for each unvested stock option by subtracting the exercise price for such stock option from $20.49, the closing price of our common stock on December 31, 2012, the termination date.

(10)
Represents the value realized on the acceleration of the vesting of all shares of restricted stock scheduled to vest within 12 months from the termination date, which value is determined by multiplying $20.49, the closing price of our common stock on December 31, 2012, the termination date, by the number of shares of restricted stock (subject to vesting within 12 months) as of such date.

(11)
Represents the aggregate of (i) the value realized on the acceleration of the vesting of all shares of restricted stock granted under the terms of our standard stock bonus award agreement under the 2002 Plan, which value is determined by multiplying $20.49, the closing price of our common stock on December 31, 2012, the termination date, by the number of such shares of restricted stock as of such date and (ii) the value realized on the acceleration of the vesting of 50% of all shares of restricted stock granted under the terms of the 2002 Plan (excluding any shares of restricted stock granted under the terms of our standard stock bonus award agreement), which value is determined by multiplying $20.49, the closing price of our common stock on December 31, 2012, the termination date, by the number of shares of such restricted stock as of such date.

(12)
Represents the value realized on the acceleration of the vesting of all shares of restricted stock, which value is determined by multiplying $20.49, the closing price of our common stock on December 31, 2012, the termination date, by the number of shares of restricted stock as of such date.

(13)	Represents the amount payable under Mr. Reasons’ employment agreement with us, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date.

(14)
Represents the value received on the acceleration of the vesting of the unvested portion of the matching contributions made by us for the benefit of the named executive officer under our non-qualified deferred compensation plan

(15)	Represents the amount payable under Mr. Nestor’s employment agreement with us, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date.

(16)	Represents the amount payable under Dr. Ben-Maimon’s employment agreement with us, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date.

(17)	Represents the amount payable under Mr. Schlossberg’s employment agreement with us, with the aggregate amount due paid in equal installments for a period of 12 months from the termination date.

(18)
Mr. Koch resigned from the Company effective June 28, 2012. Pursuant to the General Release and Waiver between Mr. Koch and the Company effective as of July 17, 2012, the Company agreed to provide Mr. Koch with termination benefits consisting of (i) an aggregate of $1,152,672 in cash, representing one and one half times his base salary in effect as of June 28, 2012 and one and one half times the average of Mr. Koch’s annual cash incentive awards received by Mr. Koch during the term of his employment agreement, with such aggregate payment to be paid in equal installments over 12 months in accordance with the Company’s normal payroll practices  (ii) a lump sum cash payment in an amount to equal the pro rata portion of Mr. Koch’s target bonus for the fiscal year 2012 based on the Company’s performance targets, (iii) continued medical insurance benefits for Mr. Koch and his dependents for up to 24 months following June 28, 2012 and (iv) acceleration of the vesting of Mr. Koch’s unvested stock options and shares of restricted stock scheduled to vest within the next 12 months and a 12-month period following June 28, 2012 within which he may exercise his vested stock options.

Potential Payments upon Change in Control

The following table shows the potential benefit to each named executive officer related to (i) the acceleration of the vesting of the unvested portions of the stock options and the restricted stock held by such officer under the 1999 Plan and the 2002 Plan assuming an equity plan change in control event occurred on December 31, 2012, (ii) the acceleration of the vesting of the restricted stock held by such officers under the terms of our standard stock bonus award agreement under the 2002 Plan assuming a 2002 award agreement change of control event occurred on December 31, 2012, and (iii) the acceleration of the vesting of the unvested portion of the matching contributions made by us for the benefit of the named executive officer under our non-qualified deferred compensation plan upon the occurrence of a “change in control” of our company:

	Option Awards		Stock Awards
Named Executive Officer and Change in Control Event	Number of Securities Underlying Unvested Options (#)	Accelerated Vesting of Unvested Options ($)(1)	Number of Shares of Unvested Restricted Stock (#)	Accelerated Vesting of Restricted Stock ($)(2)	Accelerated Vesting of Matching Contributions by us ($)(3)
Larry Hsu, Ph.D.
Equity plan change in control event	258,750	10,925	103,500	2,120,715	—
2002 award agreement change of control event	124,110	1,725,075	34,500	706,905	—
Non-Qualified Deferred Compensation	—	—	—	—	—

Bryan M. Reasons
Equity plan change in control event	—	—	22,600	463,074	—
2002 award agreement change of control event	—	—	—	—	—
Non-Qualified Deferred Compensation	—	—	—	—	12,610

Michael J. Nestor
Equity plan change in control event	73,125	3,088	29,250	599,333	—
2002 award agreement change of control event	8,125	113,263	3,250	66,593	—
Non-Qualified Deferred Compensation	—	—	—	—	15,183

Carole S. Ben-Maimon, M.D.
Equity plan change in control event	67,083	87,750	22,333	457,603	—
2002 award agreement change of control event	—	—	—	—	—
Non-Qualified Deferred Compensation	—	—	—	—	18,955

Mark A. Schlossberg
Equity plan change in control event	96,667	—	31,167	638,612	—
2002 award agreement change of control event	—	—	—	—	—
Non-Qualified Deferred Compensation	—	—	—	—	39,720

Arthur A. Koch, Jr.(4)

(1)	Based on the difference between the closing price of our common stock on December 31, 2012, $20.49 per share, and the exercise price of the stock option.

(2)	Based on the closing price of our common stock on December 31, 2012, $20.49 per share.

(3)
Represents the value received on the acceleration of the vesting of the unvested portion of the matching contributions made by us for the benefit of the named executive officer under our non-qualified deferred compensation plan.

(4)
Mr. Koch resigned from the Company effective June 28, 2012.  Pursuant to the General Release and Waiver effective as of July 17, 2012 between Mr. Koch and the Company entered into in connection with Mr. Koch’s resignation from the Company, (i) the vesting of 55,000 unvested stock options and 32,000 shares of restricted stock, representing the number of unvested stock options and shares of restricted stock scheduled to vest within 12 months of June 28, 2012, were automatically accelerated and (ii) Mr. Koch received a payout in the amount of $300,280, representing the vested balance amount under our non-qualified deferred compensation plan.  The value of the accelerated vesting of the 55,000 unvested stock options equals $472,001, based on the difference between the closing price of our common stock of June 28, 2012 of $21.49 per share, and the exercise price of the stock options.  The value of the accelerated vesting of the 32,000 shares of restricted stock equals $687,680, based on the closing price of our common stock on June 28, 2012.

Compensation Committee Interlocks and Insider Participation

Drs. Leslie Z. Benet and Nigel Ten Fleming and Mr. Robert L. Burr served as members of the compensation committee during the year ended December 31, 2012, with Mr. Burr serving as chairman. None of them was, at any time during the last fiscal year, a current or former officer or an employee of the company, or engaged in certain related transactions with us, as required to be disclosed by SEC regulations. Additionally, there were no compensation committee “interlocks” during the year ended December 31, 2012, which generally means that none of our executive officers served as a director or member of the compensation committee of any other entity that had an executive officer serving as a member of our board or our compensation committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	4,177,221	(1)	12.72	1,855,771
Equity compensation plans not approved by stockholders	—		—-	191,622	(2)
Total	4,177,221		12.72	2,047,393

(1)	Represents options issued pursuant to our 2002 Plan and the 1999 Plan.

(2)	Represents 191,622 shares of common stock available for future issuance under our Non-Qualified Employee Stock Purchase Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012 and this proxy statement.

This Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the report be incorporated by reference.

THE COMPENSATION COMMITTEE

Robert L. Burr (Chairman)
Dr. Leslie Z. Benet
Dr. Nigel Ten Fleming

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions

Ann Hsu, Ph.D., wife of Larry Hsu, Ph.D., our President, Chief Executive Officer and director, is employed as our Vice President, Clinical Research, at an annual salary of $330,668.  In 2012, Dr. Ann Hsu received an annual cash incentive award of $128,340 for her 2011 performance, and in March 2013, Dr. Ann Hsu received an annual cash incentive award of $186,315 for her 2012 performance.  Dr. Ann Hsu also received a $12,000 cash incentive payment in March 2012 that was paid to certain employees of our research and development team in the branded products division involved in the filing of a New Drug Application for one of our branded product candidates.  In 2012, we matched Dr. Ann Hsu’s contributions to the non-qualified deferred compensation plan and 401(k) plan in the aggregate amount of $30,243. In 2012, Dr. Ann Hsu was granted restricted stock awards of 21,535 shares. The restricted stock awards vests in four equal annual installments beginning on the first anniversary of the date of grant. Dr. Ann Hsu is also entitled to customary benefits awarded to our employees.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted written policies and procedures regarding related-party transactions. Our policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which we or any of our subsidiaries was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect interest. Under this policy, the audit committee must approve all transactions between us or one of our subsidiaries and a director, nominee for director, executive officer, five percent stockholder, certain related entities or immediate family members of a director, nominee for director, executive officer or five percent stockholder that would be required to be disclosed in our proxy statements. The policy also authorizes the chairman of the audit committee to approve, or reject, proposed related-party transactions in those instances in which it is not practicable or desirable for us to wait until the next audit committee meeting.

PROPOSAL THREE — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in “Executive Compensation — Compensation Discussion and Analysis,” our overall compensation goal is to reward our executive officers in a manner that supports our pay-for-performance philosophy while maintaining an overall level of compensation that we believe is reasonable and competitive. Our compensation policies and procedures are described in detail in “Executive Compensation — Compensation Discussion and Analysis.”

Pursuant to Section 14A of the Exchange Act, we are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for stockholder vote at the annual meeting:

“RESOLVED, that the stockholders of Impax Laboratories, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”

At our 2012 annual meeting, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 97% of the votes cast in favor of the “say-on-pay” proposal.  We believe this affirms our stockholders’ support of our approach to executive compensation.

As this is an advisory vote, the result will not be binding on us, our board or the compensation committee, although our board and the compensation committee will consider the outcome of the vote when making future compensation decisions for named executive officers.  Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

The board of directors has adopted a policy of submitting a “say-on-pay” vote to our stockholders on an annual basis until the next stockholder advisory vote on the frequency of “say-on-pay” votes (which is required to be held at least every six years) or until our board modifies its policy.  Unless our board modifies its policy, the next “say-on-pay” advisory vote will be held at the 2014 annual meeting of stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR — RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 28, 2011, we dismissed Grant Thornton LLP (“GT”) and engaged KPMG LLP as our independent registered accounting public accounting firm effective on such date, with the approval of our audit committee.  The reports of GT on our consolidated financial statements as of and for the years ended December 31, 2010 and 2009, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2009 and December 31, 2010, and through February 28, 2011, there were no disagreements between us and GT on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure that, if not resolved to GT’s satisfaction, would have caused it to make reference to the matter in conjunction with its reports on our consolidated financial statements for the relevant year and there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

On February 28, 2011, we filed a Current Report on Form 8-K with the SEC reporting the events described above. Attached as Exhibit 99.1 to the Current Report on Form 8-K, as amended on March 2, 2011, is a letter from GT stating that it read Item 4.01 of the report and agreed with the statements concerning it contained therein.

The firm of KPMG LLP has served as our independent registered public accounting firm since February 28, 2011 and conducted the audit of our consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2012. During our fiscal years ended December 31, 2009 and December 31, 2010, and through February 28, 2011, we did not consult with KPMG LLP regarding any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

The audit committee has approved the appointment of KPMG LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2013. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by applicable law, or by our Restated Certificate of Incorporation, amended and restated bylaws or other governing documents. Nonetheless, the audit committee is submitting the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the appointment of KPMG LLP, the audit committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee may, in its discretion, direct the engagement of a different independent registered public accounting firm at any time during the year if it determines such change would be in our best interests and in the best interests of our stockholders.

A representative of KPMG LLP is not expected to be present or make a statement at the annual meeting but may be available by telephone to respond to appropriate questions from stockholders.  In the event that a representative of KPMG LLP is present at our annual meeting, such representative will have an opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions by stockholders.

Principal Accountant Fees and Services

The aggregate fees for professional services rendered for us by KPMG LLP for the years ended December 31, 2012 and December 31, 2011 were:

Services Rendered	2012	2011
Audit Fees (a)	$1,034,700	$984,270
Audit Related Fees (b)	404,784	55,000
Tax Fees (c)	1,332,676	291,100
All Other Fees (d)	—	124,920
Total Fees	$2,772,160	$1,455,290

(a)
Audit Fees billed for the year ended December 31, 2012 were for the integrated audit of our annual consolidated financial statements, review of financial statements included in our quarterly reports on Form 10-Q and statutory engagements.  Audit Fees billed for the year ended December 31, 2011 were for the audit of our consolidated financial statements and the audit of the financial statements of our Taiwan subsidiary, Impax Laboratories (Taiwan) Inc.

(b)
Audit Related Fees billed in the year ended December 31, 2012 were for the audit of the financial statements of our company sponsored 401(k) plan, services related to the review of proposed strategic transactions and acquisition related due diligence work.  Audit Related Fees billed in the year ended December 31, 2011 were for the audit of the financial statements of our company sponsored 401(k) plan and other services related to the review of documents filed with the SEC.

(c)
Tax Fees for the year ended December 31, 2012 were in connection with tax compliance, tax advice and domestic and international tax planning, including the preparation of original and amended tax returns for us and our consolidated subsidiaries, refund claims and tax audit assistance.  Tax Fees for the year ended December 31, 2011 were in connection with a compliance review of our 2010 federal and state tax returns and other tax consulting services.

(d)	Other Fees for the year ended December 31, 2011 were for consulting services related to our management reporting processes in our Hayward manufacturing operations.

The aggregate fees for professional services rendered for us by GT for the year ended December 31, 2011 were:

Services Rendered	2011
Audit Fees	—
Audit Related Fees	—
Tax Fees	—
All Other Fees (a)	$27,152
Total Fees	$27,152

(a)
All Other Fees for the year ended December 31, 2011 were for services related to the transition from GT to KPMG as our independent registered accounting public accounting firm effective February 28, 2011.

The aggregate fees included in Audit Fees are fees billed for the fiscal year. The aggregate fees included in Audit Related Fees are fees billed in the fiscal year.

Pre-Approval Policies and Procedures

The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The audit committee has adopted a policy to require advance approval of all audit and audit related services, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to such year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services. All non-audit services provided by KPMG LLP during fiscal years 2012 and 2011 and by GT during fiscal year 2011 were pre-approved in accordance with the pre-approval policy described above. The audit committee has considered and determined the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AUDIT COMMITTEE REPORT

On February 21, 2013, the audit committee reviewed and discussed with management the audited financial statements of the Company. The committee also discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The audit committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence. Based upon the review and discussions referred to above, the committee recommended to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

This Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the report be incorporated by reference.

THE AUDIT COMMITTEE

Peter R. Terreri (Chairman)
Robert L. Burr
Dr. Allen Chao
Michael Markbreiter

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the record date (except as otherwise noted in the footnotes) regarding the beneficial ownership of our common stock by: (i) each person known by us to beneficially own more than five percent of our outstanding common stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table in “Executive Compensation — Summary Compensation Table;” and (iv) all of our directors and executive officers as a group. As of the record date, 68,497,043 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of shares of common stock listed below have sole voting and investment power with respect to such shares.

	Shares Beneficially Owned (1) Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
5% Stockholders:
BlackRock, Inc.	4,409,002	(2)	6.45%
40 East 52nd Street New York, NY 10022
The Vanguard Group	3,523,884	(3)	5.15%
100 Vanguard Boulevard Malvern, PA 19355
FMR LLC	3,423,850	(4)	5.01%
82 Devonshire Street Boston, MA 02109
Current Executive Officers and Directors:
Leslie Z. Benet, Ph.D.	109,301	(5)	*
Carole S. Ben-Maimon, M.D.	47,955	(6)	*
Robert L. Burr	109,183	(7)	*
Allen Chao, Ph.D.	385,096	(8)	*
Nigel Ten Fleming, Ph.D.	34,000	(9)	*
Larry Hsu, Ph.D.	3,870,431	(10)	5.6%
Michael Markbreiter	50,500	(11)	*
Michael Nestor	226,018	(12)	*
Bryan M. Reasons	22,600	(13)
Mark A. Schlossberg	67,332	(14)	*
Peter R. Terreri	112,934	(15)	*
All current directors and executive officers as a group (11 persons)	5,035,350	(16)	7.4%
Former Executive Officer:
Arthur A. Koch	33,250	(17)	*

*	Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors such as voting or investment power with respect to shares of our common stock and includes shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of stock options. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of stock options are deemed to be outstanding in computing the percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. The address for all our current directors and executive officers is c/o Impax Laboratories, Inc., 30831 Huntwood Avenue, Hayward, CA 94544.

(2)
Based solely on Schedule 13G/A filed with the SEC on February 6, 2013 by BlackRock, Inc., referred to as “BlackRock.” According to the Schedule 13G/A, BlackRock, in its capacity as a parent holding company or control person for certain of its subsidiaries, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co, Ltd., BlackRock Investment Management (UK) Limited, has sole voting and sole investment power over all such shares. The Schedule 13G/A indicates that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of these shares but that no one person’s interest in the shares is more than five percent of the total outstanding shares of common stock.

(3)
Based solely on Schedule 13G filed with the SEC on February 13, 2013 by The Vanguard Group, referred to as “Vanguard.” According to the Schedule 13G, Vanguard has sole voting power with respect to 92,780 shares, sole dispositive power over 3,433,904 shares and shared dispositive power over 89,980 shares.  The Schedule 13G indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 89,980 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd, a wholly-owned subsidiary of Vanguard, is the beneficial owner of  2,800 shares as a result of its serving as investment manager of Australian investment offerings.

(4)
Based solely on Schedule 13G/A jointly filed with the SEC on February 14, 2013 by FMR LLC, referred to as “FMR,” and Edward C. Johnson III, Chairman of FMR. According to the Schedule 13G/A, Fidelity Management & Research Company, referred to “Fidelity,” a wholly owned subsidiary of FMR, is the beneficial owner of 3,368,481 shares as a result of acting as an investment advisor to various investment companies. Each of FMR and Edward D. Johnson III has sole dispositive power with respect to such 3,368,481 shares and no voting power with respect to such shares. Voting power with respect to these shares resides with the Board of Trustees of Fidelity. Pyramis Global Advisors LLC, referred to as “PGALLC,” a wholly owned subsidiary of FMR, is the beneficial owner of 2,300 shares as a result of its serving as an investment advisor to institutional accounts. Each of Edward C. Johnson III and FMR has sole voting and dispositive powers with respect to these shares. Pyramis Global Advisors Trust Company, referred to as “PGATC,” a wholly owned subsidiary of FMR, is the beneficial owner of 45,769 shares as a result of its serving as an investment advisor to institutional accounts. Each of Edward C. Johnson III and FMR has sole voting and dispositive powers with respect to these shares. FIL Limited, together with its foreign-based subsidiaries, referred to as “FIL,” is the beneficial owner of 7,300 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson III, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. Such FIL voting stock normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. Although FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act, FMR has reported shares held by FIL as if all of the shares are beneficially owned by FMR and FIL on a joint basis. Fidelity’s registered address is 82 Devonshire Street, Boston, Massachusetts 02109. The registered address for PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917. FIL Limited’s registered address Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(5)
Represents 6,700 shares of common stock held by Dr. Benet directly, 600 shares of common stock held by The Benet Family Trust, as to which Dr. Benet has shared voting and investment power, and 102,001 shares of common stock underlying options that may be exercised within 60 days of the record date.

(6)	Represents 26,497 shares of common stock held by Dr. Ben-Maimon directly and 21,458 shares of common stock underlying options that may be exercised within 60 days of the record date.

(7)
Represents 45,625 shares of common stock held by Mr. Burr directly, 6,057 shares of common stock held by Robert L. Burr IRA account, as to which Mr. Burr has sole voting and investment power, and 57,501 shares of common stock underlying options that may be exercised within 60 days of the record date.

(8)
Represents 47,095 shares of common stock held by Dr. Chao directly, 180,000 shares of common stock held by the Allen Chao and Lee-Hwa Chao Family Trust, 116,000 shares of common stock held by Allen Chao Interest, Ltd. and 20,000 shares of common stock held by MAL Investment, each as to which Dr. Chao has voting and investment power, and 22,001 shares of common stock underlying options that may be exercised within 60 days of the record date.

(9)	Represents 7,999 shares of common stock held by Dr. Fleming directly and 26,001 shares of common stock underlying options that may be exercised within 60 days of the record date.

(10)
Represents 621,060 shares of common stock held by Dr. Hsu directly, 2,309,908 shares of common stock held by The Hsu Family Trust, as to which Dr. Hsu has shared voting and investment power, 667,500 shares of common stock underlying options held by Dr. Hsu that may be exercised within 60 days of the record date, 151,213 shares of common stock and 120,750 shares of common stock underlying options that may be exercised within 60 days of the record date held by Dr. Hsu’s spouse, which Dr. Hsu shares voting and investment power.  Excludes 1,248,295 shares of common stock held in trusts for the benefit of Dr. Hsu’s children, as to which Dr. Hsu does not have voting or investment power and as to which he disclaims beneficial ownership.

(11)	Represents 7,999 shares of common stock held by Mr. Markbreiter directly and 42,501 shares of common stock underlying options that may be exercised within 60 days of the record date.

(12)
Represents 66,123 shares of common stock owned by Mr. Nestor directly, 3,645 shares held by Mr. Nestor’s spouse, as to which Mr. Nestor shares voting and investment power, and 156,250 shares of common stock underlying options that may be exercised within 60 days of the record date.

(13)	Represents 22,600 shares of common stock held by Mr. Reasons directly.

(14)	Represents 36,916 shares of common stock owned by Mr. Schlossberg directly and 30,416 options to purchase shares of common stock are exercisable within 60 days of the record date.

(15)	Represents 32,933 shares of common stock held by Mr. Terreri directly and 80,001 shares of common stock underlying options that may be exercised within 60 days of the record date.

(16)	Includes 1,326,380 shares of common stock underlying options that may be exercised within 60 days of the record date.

(17)	Represents 33,250 shares of common stock underlying options held by Mr. Koch that may be exercised within 60 days of the record date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and holders of more than 10% of our stock are required by SEC regulations to provide us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and any written representations that no other reports were required during 2012, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of our stock were complied with during 2012, except that (i) Dr. Hsu filed one late Form 4 reporting an aggregate of two transactions not reported on a timely basis, (ii) Mr. Reasons filed one late Form 4 reporting one transaction not reported on a timely basis, (iii) Dr. Benet filed one late Form 4 reporting one transaction not reported on a timely basis and (iv) Dr. Fleming filed one late Form 4 reporting one transaction not reported on a timely basis.

STOCKHOLDER PROPOSALS

All stockholder proposals, including stockholder recommendations of potential director nominees, for our 2014 annual meeting must be received by our Corporate Secretary in writing at our principal executive offices located at 30831 Huntwood Avenue, Hayward, California 94544, no later than December 16, 2013 to receive consideration for inclusion in our proxy materials relating to that meeting under Rule 14a-8 of the Exchange Act. If the date of our 2014 annual general meeting is more than 30 days before or 30 days after the anniversary date of our 2013 annual general meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. In addition, the proposal must comply with the requirements of Rule 14a-8 of the Exchange Act, any other applicable rules established by the SEC and our amended and restated bylaws.

Pursuant to our amended and restated bylaws, in order for a stockholder to present a proposal (other than proposals sought to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act) at, or make a nomination for, the 2014 annual meeting, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, our Corporate Secretary at our principal executive offices no earlier than the close of business on January 14, 2014, and not later than the close of business on February 13,  2014. If the date of our 2014 annual general meeting is more than 30 days before or 60 days after the anniversary date of our 2013 annual general meeting, notice must be given not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public disclosure of the annual meeting date is first made by us. Stockholders are also advised to review our amended and restated bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

As to all such matters which we do not have notice on or prior to March 1, 2014 but are nevertheless presented at the 2014 annual meeting, discretionary authority will be granted to the persons designated in our proxy related to the 2014 annual meeting to vote on such matters. If the date of our 2014 annual general meeting is more than 30 days before or 30 days after the anniversary date of our 2013 annual general meeting, discretionary authority to vote will be granted if the notice is not received a reasonable time before we begin to print and mail our proxy materials

HOUSEHOLDING

In order to reduce printing costs and postage fees, we have adopted the process called “householding” for mailing our annual report and proxy statement to “street name holders,” which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of our annual report and proxy statement, unless we receive contrary instructions from a street name holder at that address.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive multiple copies of our proxy statement and annual report at the same address in the future, you may send a written request to: Mark Donohue, Sr. Director, Investor Relations and Corporate Communications, Impax Laboratories, Inc., 121 New Britain Blvd., Chalfont, Pennsylvania 18914 or by calling Mark Donohue at (215) 558-4526. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting us in the same manner.

ANNUAL REPORTS

This proxy statement is accompanied by our 2012 Annual Report to Stockholders which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, excluding exhibits. Each stockholder solicited under this proxy statement can obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, without charge, except for exhibits to such report, by sending a written request to Mark Donohue, Sr. Director, Investor Relations and Corporate Communications, Impax Laboratories, Inc., 121 New Britain Blvd., Chalfont, Pennsylvania 18914.  Exhibits to our Annual Report on Form 10-K are available upon written request, as directed above, and payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such stockholders can also access an electronic copy of this proxy statement and our 2012 Annual Report to Stockholders at www.voteproxy.com, which does not have “cookies” that identify visitors to the site.  Copies of this proxy statement and our 2012 Annual Report on Form 10-K may also be obtained without charge through the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

Mark A. Schlossberg
Senior Vice President, General Counsel and Corporate Secretary
Hayward, California
April 15, 2013

Appendix A

IMPAX LABORATORIES, INC.

SECOND AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

1.             Purpose. The purpose of the Plan is to attract, retain and motivate key personnel by providing a means whereby the Company may grant (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights and/or (iv) Stock Bonuses to officers, employees, directors and consultants of the Company and its Affiliates.  The Plan amends and restates in its entirety the Original Plan.

2.             Administration.

2.1           Administration by Board. The Board shall administer the Plan unless and to the extent that the Board delegates its power and authority to a Committee as provided in Section 2.3.

2.2           Power of Board. Subject to the provisions of the Plan, the Board, acting in its sole discretion, shall have the following power and authority:

2.2.1        to determine to which of the eligible individuals, and the times at which, Awards shall be granted;

2.2.2        to determine the number of shares of Common Stock subject to Awards granted under the Plan and, where applicable, the price to be paid for the shares of Common Stock subject to each Award;

2.2.3        to determine the terms and conditions of each Award (which need not be identical);

2.2.4        to interpret the terms of the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration (and, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deemed necessary or desirable);

2.2.5        to accelerate the terms of the Plan or any Award;

2.2.6        to amend the terms of the Plan or any Award;

2.2.7        to adopt forms of Award Agreements for use under the Plan;

2.2.8        to allow Participants to satisfy the minimum withholding tax obligations by electing to have the Company withhold from the shares covered by an Award that number of shares having a Fair Market Value equal to the amount required to be withheld; and

2.2.9        to make all determinations deemed necessary or advisable for the administration of the Plan.

2.3           Delegation. Except with regard to Awards to Non-Employee Directors, the Board may delegate any or all of its powers and authority relating to the administration of the Plan (but not the power to amend or terminate the Plan) to a Committee of two (2) or more members of the Board. If and to the extent that administrative responsibility is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers and authority theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and, as appropriate, references in the Plan to the Board shall be deemed to be the Committee or subcommittee). If a Committee is appointed, then, unless the Board determines otherwise, its members shall consist solely of individuals who qualify as “non-employee directors” under Rule 16b-3 promulgated under Section 16 of the Exchange Act and as “outside directors” under Section 162(m) of the Code. If for any reason the Committee does not satisfy the “non-employee director” requirements of Rule 16b-3 or the “outside director” requirements of Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The Board may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

  2.4         Indemnification. The Company shall indemnify and hold harmless to the fullest extent permitted by law each member of the Board and the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

2.5           Decisions. All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on all persons.

3.             Share Reserve. Subject to adjustment pursuant to Section 10, the aggregate number of shares of Common Stock that may be issued pursuant to the Plan is 14,950,000 shares, all of which may be issued pursuant to Incentive Stock Options. If any Option or Stock Appreciation Right expires or is terminated without being exercised in whole or in part, the unexercised or released shares from such Option or Stock Appreciation Right shall be available for future issuance under the Plan. In addition, shares that are subject to an Award that is forfeited or cancelled shall be available for future issuance under the Plan. However, shares of Common Stock that are tendered or withheld in order to pay the exercise or purchase price for shares of Common Stock covered by any Award or to satisfy the tax withholding obligations associated with any Award under the Plan shall not be available for future issuance under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan. Subject to adjustment pursuant to Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted during any calendar year to any director, officer, employee or consultant may not exceed 2,000,000 shares of Common Stock.

4.             Eligibility. Awards may be granted under the Plan to officers, employees, directors and consultants of the Company or its Affiliates. Incentive Stock Options may be granted only to employees of the Company or its Affiliates. The Company may also, from time to time, assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under the Plan in replacement of the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan.

5.             Options.

5.1           Option Grant. Subject to the provisions hereof, the Board may grant Incentive Stock Options or Nonstatutory Stock Options to eligible personnel on such terms and conditions as the Board deems appropriate.

5.2           Exercise Price. The exercise price of an Option shall not be less than the par value of the Common Stock, provided that the exercise price of an Option shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted. Notwithstanding the foregoing, the exercise price of an Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted.

5.3           Option Term. No Option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years.)

5.4           Vesting and Exercise of Options. The Board may establish such vesting and other conditions and restrictions on the exercise of an Option and/or upon the issuance of Common Stock in connection with the exercise of an Option as it deems appropriate. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an Option may be exercised by transmitting to the Company: (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price. The exercise price of an Option may be paid in cash and/or such other form of payment as the Company may permit.

5.5           Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an Option until full payment of the exercise price and the applicable tax withholding obligations with respect to such exercise has been made or provided for. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by an Option until the date such shares are issued. No adjustments shall be made for dividend distribution or other rights for which the record date is prior to the date such shares are issued.

5.6           Options Non-Transferable. Options granted under the Plan shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise then by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter that a Nonstatutory Stock Option is transferable in whole or in part to such persons, under such circumstances, and subject to such conditions as the Board may prescribe; provided that, such conditions are consistent with the conditions that would permit the registration of the underlying shares on Form S-8 or a successor form.

5.7           Assumed Options. In the event the Company assumes an option granted by another company, the exercise price and the number and nature of shares issuable upon exercise of such assumed option shall be adjusted appropriately as determined by the Board.

5.8           Replacement Options. Without in any way limiting the authority of the Board to make or not to make grants of Options, the Board shall have the authority (but not an obligation) to include as part of any Award Agreement a provision entitling the Participant to a replacement Option in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms and conditions of the Award Agreement.

6.             Stock Appreciation Rights.

6.1           Stock Appreciation Right Grant. Subject to the provisions hereof, the Board may award Stock Appreciation Rights upon such terms and conditions as it deems appropriate. A Stock Appreciation Right is an Award entitling the Participant, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Board in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the Stock Appreciation Right is granted and ending on the date the Stock Appreciation Right is exercised.

6.2           Types of Stock Appreciation Rights. Stock Appreciation Rights may be awarded under the Plan in conjunction with an Option (“tandem SARs”) or independent of any Option (“stand-alone SARs”). Tandem SARs awarded in conjunction with a Nonstatutory Stock Option may be awarded either at or after the time the Nonstatutory Stock Option is granted. Tandem SARs awarded in conjunction with an Incentive Stock Option may only be awarded at the time the Incentive Stock Option is granted.

6.3           Exercisability. Except as otherwise provided herein, a tandem SAR shall be exercisable only at the time and to the same extent and subject to the same conditions as the related Option is exercisable. The exercise of a tandem SAR shall cancel the related Option to the extent of the shares of Common Stock with respect to which the Stock Appreciation Right is exercised, and vice versa. Tandem SARs may be exercised only when the Fair Market Value of the Common Stock to which it relates exceeds the Option exercise price. The Board may impose such additional service or vesting conditions upon the exercise of a Stock Appreciation Right (tandem or stand-alone) as it deems appropriate.

6.4           Exercise. A Stock Appreciation Right may be exercised by giving written notice to the Company identifying the Stock Appreciation Right that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Board may require. The Board may establish such rules and procedures as it deems appropriate for the exercise of Stock Appreciation Rights under the Plan. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount (in cash and/or shares of Common Stock as determined by the Board) equal to the product of (i) the number of shares with respect to which the Stock Appreciation Right is being exercised and (ii) the difference between the Fair Market Value of a share of the Common Stock on the date the Stock Appreciation Right is exercised and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

  6.5           SARs Non-Transferable. Stock Appreciation Rights shall not be transferable by a Participant other than upon the Participant’s death to a beneficiary designated by the Participant in a manner acceptable to the Board, or, if no designated beneficiary shall survive the Participant, pursuant to the Participant’s will or by the laws of descent and distribution. All Stock Appreciation Rights shall be transferable, to the extent permitted above, only with the underlying option.

7.           Stock Bonus Awards. Subject to the provisions hereof, the Board may grant Stock Bonus Awards to eligible personnel upon such terms and conditions as the Board deems appropriate. The terms and conditions of Stock Bonus Awards may change from time to time, and the terms and conditions of each Award Agreement need not be identical.

7.1           Consideration. A Stock Bonus Award shall be awarded in consideration for part or future services rendered to the Company or its Affiliates.

7.2           Vesting. Shares of Common Stock awarded pursuant to a Stock Bonus may, but need not, be subject to a vesting schedule determined by the Board.

7.3           Transferability. Shares of Common Stock received pursuant to a Stock Bonus Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Board shall determine in its discretion, so long as shares remain subject to the terms of the Award Agreement.

8.           Termination of Employment or Service. Unless otherwise determined by the Board at grant or, if no rights of the Participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to Awards held by a Participant at the time of his or her termination of employment or other service with the Company and its Affiliates.

8.1           Stock Options and Stock Appreciation Rights.

8.1.1        If a Participant’s employment or service terminates due to his or her death or Disability, then (i) any Option or Stock Appreciation Right held by the Participant, to the extent not then exercisable, shall thereupon terminate, and (ii) any Option or Stock Appreciation Right held by the Participant which is exercisable at the time of such termination of employment or service due to his or her death or Disability shall remain exercisable by the Participant (or in the event of death, his or her legal representative) at any time within one year from the date his or her employment or service terminates, but in no event after expiration of the stated term, and, to the extent not exercised within such time period, shall thereupon terminate.

8.1.2        If a Participant’s employment or service is terminated by the Company or its Affiliates for Cause or if, at the time of a Participant’s termination, grounds for termination for Cause exist, then notwithstanding anything to the contrary contained herein, any Option or Stock Appreciation Right held by the Participant (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. “Cause” means (i) in the case where there is no employment or consulting agreement between the Participant and the Company or its Affiliates or where such an agreement exists but does not define “Cause” (or words of like import), a termination classified by the Company as a termination due to the Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (ii) in the case where there is an employment or consulting agreement between the Participant and the Company or its Affiliates, a termination that is or would be deemed for “cause” (or words of like import) under such agreement.

  8.1.3      If a Participant’s employment or service terminates for any reason (other than death, Disability or Cause at a time when Cause exists) or no reason, then any Option or Stock Appreciation Right held by the Participant, to the extent not then exercisable, shall thereupon terminate. Any Option or Stock Appreciation Right held by the Participant which is exercisable at the time of such termination of employment or service shall remain exercisable during the thirty (30) days period following such termination of employment or service or, if sooner, until the expiration of the stated term of the Option or Stock Appreciation Right and, to the extent not exercised within such period, shall thereupon terminate.

8.2           Stock Bonuses. If a Participant’s employment or service terminates, then any shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Award Agreement shall be forfeited.

9.             Miscellaneous.

9.1           No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant or other holder of Awards any right to continue to be employed by or serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate such employment or service.

9.2           Investment Assurance. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to reflect conditions imposed under an Award or to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

9.3           Withholding Obligations. As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan or (ii) the Company shall be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable Award Agreement provides otherwise, at the discretion of the Board, the Participant may satisfy the withholding obligation described under this Section 9.3 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by another mechanism as may be required or appropriate to conform with local tax and other rules).

9.4           Repricing.  The Board shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Common Stock.

10.           Adjustments Upon Changes in Common Stock.

10.1         Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan and the maximum number of securities that may be awarded to any employee, and the outstanding Awards shall be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

10.2         Change in Control — Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then Awards outstanding under the Plan shall terminate if not exercised (if applicable) immediately prior to, or simultaneous with, such event.

  10.3       Change in Control — Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 10.3 for those Awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those Awards outstanding under the Plan, then the vesting of all outstanding Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such event.

11.           Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may adversely affect the rights of a Participant under any outstanding Award without the consent of the Participant. Except as otherwise provided in Section 10, any amendment which would (i) increase the number of shares of Common Stock for which Awards may be granted under the Plan (in the aggregate or on an individual basis),  (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Common Stock or (iii) modify the class of employees eligible to receive Awards under the Plan shall, during any period in which the Common Stock of the Company is listed on The Nasdaq Stock Market or any other National Securities Exchange, be subject to the approval of the stockholders of the Company. The Board may amend the terms of any Award Agreement at any time and from time to time, provided, however, that any amendment which would adversely affect the rights of the Participant may not be made without the consent of the Participant. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the effective date of the Plan (as amended and restated) as provided in Section 12.

12.           Effective Date of Plan. The Plan (as amended and restated) shall become effective on the date on which the holders of the Company’s Common Stock approve the Plan; provided, however, that solely for purposes of the last sentence of Section 11 (regarding Incentive Stock Options), the effective date shall be the date on which the Plan (as amended and restated) is adopted by the Board, subject to approval of the Plan (as amended and restated) by the Company’s stockholders. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable before such shareholder approval is obtained. No grants of Bonus Stock may be made under the Plan prior to the receipt of shareholder approval.   Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.

13.           Definitions.

13.1         “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Section 424(e) and (f), respectively, of the Code.

13.2         “Award” means any Option, Stock Appreciation Right or Stock Bonus granted under the Plan.

13.3         “Award Agreement” means a written agreement or other instrument between the Company and a holder of an Award evidencing the terms and conditions of an individual Award.

13.4         “Board” means the Board of Directors of the Company.

13.5         “Code” means the Internal Revenue Service Code of 1986, as amended.

13.6         “Committee” means a committee appointed by the Board in accordance with Section 2.3.

13.7         “Common Stock” means the common stock, par value $.01, of the Company.

13.8         “Company” means Impax Laboratories, Inc., a Delaware corporation.

13.9         “Disability” means the dates and permanent disability of a person within the meaning of Section 22(e) of the Code.

13.10       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

13.11       “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on the over-the-counter market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable; and (ii) in the absence of trading on such markets, the Fair Market Value shall be determined in good faith by the Board.

13.12       “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

13.13       “Non-Employee Director” means a member of the Board who (i) is not currently an officer (as defined in Rule 16a-1(f) under the Exchange Act or any successor regulation) of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

13.14       “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

13.15       “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

13.16       “Original Plan” shall mean the Impax Laboratories, Inc. Amended and Restated 2002 Equity Incentive Plan.

13.17       “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an Award.

13.18       “Plan” means this Impax Laboratories, Inc. Second Amended and Restated 2002 Equity Incentive Plan.

13.19       “Securities Act” means the Securities Act of 1933, as amended.

13.20       “Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 6 of the Plan.

13.21       “Stock Bonus” means a grant of restricted stock pursuant to Section 7 of the Plan.

13.22       “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

ANNUAL MEETING OF STOCKHOLDERS OF

IMPAX LABORATORIES, INC.

May 14, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17901

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730033000000000000 6   051413

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. TO APPROVE THE SECOND AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2002 EQUITY INCENTIVE PLAN TO, AMONG OTHER ITEMS, INCREASE THE AGGREGATE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN BY 3.15 MILLION SHARES.	☐	☐	☐
3. TO APPROVE, BY NON-BINDING VOTE, NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐
4. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other business as may properly come before the 2013 Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

IMPAX LABORATORIES, INC.

May 14, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page. The Internet voting procedures comply with Delaware law.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17901

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730033000000000000 6   051413

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. TO APPROVE THE SECOND AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2002 EQUITY INCENTIVE PLAN TO, AMONG OTHER ITEMS, INCREASE THE AGGREGATE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN BY 3.15 MILLION SHARES.	☐	☐	☐
3. TO APPROVE, BY NON-BINDING VOTE, NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐
4. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other business as may properly come before the 2013 Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.**

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

IMPAX LABORATORIES, INC.

Proxy for Annual Meeting of Stockholders on May 14, 2013

Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Michael Nestor and Carole Ben-Maimon, M.D., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 2013 Annual Meeting of Stockholders of Impax Laboratories, Inc. to be held on the 14th day of May, 2013, and at any adjournment or postponement thereof, and to vote all of the shares of common stock of Impax Laboratories, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

(Continued and to be signed on the reverse side.)

14475